AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2001

                                                 Registration No. 333-77295
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                   PROTECTION ONE, INC.                               PROTECTION ONE ALARM MONITORING, INC.
  (Exact Name of Registrant as Specified in Its Charter)      (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      92-1063813                    Delaware                     93-1064579
(State or Other Jurisdiction         (I.R.S. Employer              (State or Other              (I.R.S. Employer
             of                    Identification No.)             Jurisdiction of            Identification No.)
      Incorporation or                                            Incorporation or
        Organization)                                               Organization)

                                      7382
            (Primary Standard Industrial Classification Code Number) For Co-Registrants, please see "Table of Co-Registrants"


                                Anthony D. Somma
                 Chief Financial Officer,Secretary and Treasurer
                              PROTECTION ONE, INC.
                              818 S. Kansas Avenue
                              Topeka, Kansas 66612
                                 (785) 575-1707
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants' Principal Executive Office and Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies To:
                               Gary W. Wolf, Esq.
                             Jonathan I. Mark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000



     Approximate date of commencement of proposed issuance of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is a compliance with General Instruction G, check the following box. / /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed under the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                              --------------------


     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

                             TABLE OF CO-REGISTRANTS


                                                    STATE OR OTHER          PRIMARY STANDARD
                                                    JURISDICTION OF            INDUSTRIAL           I.R.S. EMPLOYER
                                                   INCORPORATION OR          CLASSIFICATION         IDENTIFICATION
NAME                                                 ORGANIZATION             CODE NUMBER               NUMBER
--------------------------------------------       ----------------         ----------------        ---------------

Network Multi-Family Security Corporation...           Delaware                   7382                75-2050133


The information in this prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or exchange is not permitted.


                   SUBJECT TO COMPLETION, DATED APRIL 13, 2001


PROSPECTUS

                                  $238,240,000
                      PROTECTION ONE ALARM MONITORING, INC.

          (GUARANTEED BY PROTECTION ONE, INC. AND NETWORK MULTI-FAMILY
                              SECURITY CORPORATION)


                                OFFER TO EXCHANGE
          REGISTERED SERIES B 8 1/8% SENIOR SUBORDINATED NOTES DUE 2009
                                 FOR ANY AND ALL
              OUTSTANDING 8 1/8% SENIOR SUBORDINATED NOTES DUE 2009


o The exchange offer will expire at 5:00 p.m., New York City time, on __________, 2001, unless we extend this date.


o All outstanding notes that you validly tender and do not withdraw will be exchanged.

o If you decide to participate in this exchange offer, the registered notes you receive will be the same as your outstanding notes, except that, unlike your outstanding notes, you will be able to offer and sell the registered notes freely to any potential buyer in the United States.

o    We will not receive any proceeds from the exchange offer.

o You will not owe additional federal income taxes if you exchange your outstanding notes.

o You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer.

                             ---------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the registered notes to be issued in the exchange offer or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 11, WHICH DESCRIBES INFORMATION YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                              ---------------------

                                    ,  2001

                                TABLE OF CONTENTS

                                                                            PAGE

Forward-Looking Statements....................................................2
Prospectus Summary............................................................1
Risk Factors.................................................................11
Ratio of Earnings to Fixed Charges...........................................14
Use of Proceeds..............................................................14
The Exchange Offer...........................................................15
Description of the Registered Notes..........................................24
Book-Entry; Delivery and Form................................................68
Plan of Distribution.........................................................71
Material Federal Income Tax Consequences.....................................72
Legal Matters................................................................72
Experts......................................................................72
Where You Can Find More Information..........................................72
Information Incorporated by Reference .......................................73

     This prospectus is accompanied by a copy of our and Protection One, Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 2000 attached hereto as Appendix A. We are also incorporating the accompanying Form 10-K (but not the exhibits to the Form 10-K unless indicated otherwise) in this prospectus by reference. Supplements and amendments to the Form 10-K and reports on Forms 10-Q and 8-K subsequent to the Form 10-K that we file with the SEC prior to the expiration date (but not the exhibits thereto) will also be furnished to you and incorporated in this prospectus by reference.

     The SEC allows this prospectus to incorporate by reference other important business and financial information about our company which is not presented in or delivered with this prospectus. Documents relating to this information, excluding exhibits to those documents unless they are specifically incorporated by reference in this prospectus, are available without charge upon request to the Secretary, Protection One Alarm Monitoring, Inc., 818 S. Kansas Avenue, Topeka, Kansas 66612. Telephone requests may be directed to (785) 575-1707. Our principal executive offices are located at 818 S. Kansas Avenue, Topeka, Kansas 66612. Our telephone number is (785) 575-1707. In order to obtain delivery of these documents, holders of notes must request this information no later than , 2001.

     Our principal executive offices are located at 818 S. Kansas Avenue, Topeka, Kansas 66612. Our telephone number is (785) 575-1707.

                        FOR PENNSYLVANIA RESIDENTS ONLY:

     NEW NOTES OFFERED IN THIS EXCHANGE OFFER TO PENNSYLVANIA RESIDENTS MAY ONLY BE EXCHANGED FOR ORIGINAL NOTES HELD BY PENNSYLVANIA RESIDENTS WHO ARE: (1) "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") ("QIBs")); (2) INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT); AND (3) INSTITUTIONAL INVESTORS AS DEFINED BY ss. 102(k) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 AND RULE 102.111 OF THE PENNSYLVANIA CODE, AS AMENDED.



                           FORWARD-LOOKING STATEMENTS

     This prospectus and the accompanying Form 10-K attached hereto as Appendix A and the other materials incorporated in this prospectus by reference include "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified as such because the context of the statement includes words such as we "believe," "expect," "anticipate" or other words of similar import. Similarly, statements in this prospectus and the accompanying Form 10-K and the other materials incorporated in this prospectus by reference that describe our objectives, plans or goals also are forward-looking statements. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others, the factors discussed below under "Risk Factors" in this prospectus and the accompanying Form 10-K. The forward-looking statements in this prospectus and the accompanying Form 10-K and the other materials incorporated in this prospectus by reference are made only as of the date of this prospectus, and we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

                               PROSPECTUS SUMMARY


     The following summary highlights the key terms of the exchange offer and the registered notes being offered to you. We encourage you to read this prospectus in its entirety. Unless the context requires otherwise, "we," "our" or similar terms refer only to Protection One Alarm Monitoring, Inc. and not to Protection One, Inc., its other subsidiaries or its predecessors. The term the "notes" refers to either or both of the outstanding notes and/or the registered notes , as the context requires.

     On December 21, 1998, we completed the private offering of $350,000,000 principal amount of 8 1/8% Senior Subordinated Notes due 2009. As of the date of this prospectus, we had acquired and retired notes with an aggregate principal value of $111,760,000, leaving an aggregate principal amount of $238,240,000 of the notes outstanding as of that date. These outstanding notes are guaranteed by our parent, Protection One, Inc., and Network Multi-Family Security Corporation. We and these guarantors entered into a registration rights agreement with the placement agents in the private offering in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer by June 21, 1999. We have been obligated to pay additional interest of 0.50% per year on the notes because we did not consummate the exchange offer by that time, and the interest rate on the notes will remain at the increased rate until the exchange offer is consummated. As a holder of outstanding notes, you are entitled to exchange in the exchange offer your unregistered outstanding notes for a new series of notes which we have registered under the Securities Act of 1933, as amended, and which have substantially identical terms. Upon consummation of the exchange offer, the interest rate on any untendered outstanding notes will return to 8 1/8% per year, and the interest rate on the registered notes will also be 8 1/8% per year. The exchange offer will be considered to be consummated when we, as soon as practicable after 5 p.m. New York City time on , 2001, unless we decide to extend this expiration date,

     o accept for exchange your outstanding notes tendered and not validly withdrawn pursuant to the exchange offer and

     o deliver to the trustee for cancellation all your outstanding notes accepted for exchange and issue to you registered notes equal in principal amount to the principal amount of the outstanding notes surrendered by you.

     You should read the discussion under the heading "Summary of Material Terms of the Registered Notes" and "Description of the Registered Notes" for further information regarding the registered notes.

     We believe that the registered notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to some conditions. Following the exchange offer, any outstanding notes held by you that are not exchanged in the exchange offer will continue to have the existing restrictions on transfer and, except in some circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of the notes held by you. You should read the discussion under the headings "Summary of Material Terms of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and the resale of notes.

Western Resources Merger

     On November 9, 2000, Western Resources, Inc., announced that it had entered into an agreement with Public Service Company of New Mexico providing for the purchase of Western Resources' electric utility business in a stock-for-stock transaction. Immediately prior to the consummation of this transaction, Western Resources will split off its then interest in Westar Industries, Inc. to its shareholders. Westar Industries' businesses consist of the approximate 85% ownership interest in Protection One, Inc., an approximate 45% ownership interest in ONEOK Inc., a Tulsa-based natural gas company, a 100% ownership interest in Protection One Europe (formerly the Europe segment of Protection One, Inc.), and other investments. We can give no assurances as to whether or when any of these transactions may occur.

                 Summary of Material Terms of the Exchange Offer


Registration Rights Agreement...........     You have the right to exchange your
                                             outstanding notes for registered
                                             notes with substantially identical
                                             terms. This exchange offer is being
                                             made to satisfy these rights.
                                             Except in limited circumstances
                                             described under "The Exchange
                                             Offer-- Purpose and Effect," after
                                             the exchange offer is complete, you
                                             will no longer be entitled to any
                                             exchange or registration rights
                                             with respect to your notes.

The Exchange Offer......................     We are offering to exchange $1,000
                                             principal amount of our registered
                                             notes for each $1,000 principal
                                             amount of our unregistered
                                             outstanding 8 1/8% Senior
                                             Subordinated Notes due 2009, which
                                             we issued in December 1998 in a
                                             private offering. In order to be
                                             exchanged, an outstanding note must
                                             be properly tendered and accepted.
                                             Unless we terminate the exchange
                                             offer, all outstanding notes that
                                             are validly tendered and not
                                             validly withdrawn will be
                                             exchanged. As of the date of this
                                             prospectus, there is $238,240,000
                                             principal amount of notes
                                             outstanding. We will issue the
                                             registered notes promptly after the
                                             expiration of the exchange offer.

Resales.................................     We believe that the registered
                                             notes to be issued in the exchange
                                             offer may be offered for resale,
                                             resold and otherwise transferred by
                                             you without compliance with the
                                             registration and prospectus
                                             delivery provisions of the
                                             Securities Act, provided that:

                                             o you are acquiring the registered
                                             notes issued in the exchange offer
                                             in the ordinary course of your
                                             business;

                                             o you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in the
                                             distribution of the registered
                                             notes issued to you in the exchange
                                             offer; and

                                             o you are not an "affiliate" of our
                                             company, Protection One, Inc. or
                                             any of its subsidiaries, as that
                                             term is defined in Rule 405 of the
                                             Se-
                                             curities Act.

                                             If our belief is inaccurate and you
                                             transfer any registered note issued
                                             to you in the exchange offer
                                             without delivering a prospectus
                                             meeting the requirements of the
                                             Securities Act or without an
                                             exemption from registration of your
                                             notes from these requirements, you
                                             may incur liability under the
                                             Securities Act. We do not assume,
                                             or indemnify you against, this
                                             liability.

                                             Each broker-dealer that is issued
                                             registered notes in the exchange
                                             offer for its own account in
                                             exchange for notes which were
                                             acquired by it as a result of
                                             market-making or other trading
                                             activities must acknowledge that it
                                             will deliver a prospectus meeting
                                             the requirements of the Securities
                                             Act in connection with any resale
                                             of the registered notes issued in
                                             the exchange offer. A broker-dealer
                                             may use this prospectus for an
                                             offer to resell, resale or other
                                             retransfer of the registered notes
                                             issued to it in the exchange offer.

                                             The exchange offer is not being
                                             made to, nor will we accept
                                             surrenders for exchange from, the
                                             following:

                                             o holders of outstanding notes in
                                             any jurisdiction in which this
                                             exchange offer or the acceptance of
                                             the exchange offer would not be in
                                             compliance with the applicable
                                             securities or "blue sky" laws of
                                             that jurisdiction; and

                                             o holders of outstanding notes who
                                             are "affiliates" of our company,
                                             Protection One, Inc. or any of its
                                             subsidiaries.

Record Date.............................     We mailed this prospectus together
                                             with the accompanying Form 10-K
                                             attached hereto as Appendix A and
                                             the related exchange offer
                                             documents to registered holders of
                                             outstanding notes on , 2001. We
                                             will mail any amendments and
                                             supplements (including any Forms
                                             10-Q or 8-K) incorporated by
                                             reference herein to these holders.

Expiration Date.........................     The exchange offer will expire at
                                             5:00 p.m., New York City time, on
                                             ________, 2001, unless we decide to
                                             extend this expiration date.

Conditions to the Exchange Offer........     We may terminate or amend the
                                             exchange offer if:

                                             o any legal proceeding, government
                                             action or other adverse development
                                             materially impairs our ability to
                                             complete the exchange offer; or

                                             o any SEC rule, regulation or
                                             interpretation materially impairs
                                             the exchange offer.

                                             We may waive any or all of these
                                             conditions. At this time, there are
                                             no adverse proceedings, actions or
                                             developments pending or, to our
                                             knowledge, threatened, and no
                                             governmental approvals are
                                             necessary to complete the exchange
                                             offer.

Procedures for Tendering                     If you wish to tender your
    Outstanding Notes...................     outstanding notes for exchange and
                                             accept the exchange offer, you must
                                             transmit to The Bank of New York,
                                             as exchange agent, on or before the
                                             expiration date either:

                                             o a computer generated message
                                             transmitted by means of the
                                             Automated Tender Offer Program, or
                                             ATOP, system operated by The
                                             Depository Trust Company, or DTC,
                                             and received by The Bank of New
                                             York and forming a part of a
                                             confirmation of book-entry transfer
                                             in which you acknowledge and agree
                                             to be bound by the terms of the
                                             letter of transmittal; or

                                             o a properly completed and duly
                                             executed letter of transmittal,
                                             which accompanies this prospectus,
                                             or a facsimile of the letter of
                                             transmittal, together with your
                                             outstanding notes and any other
                                             required documentation, to The Bank
                                             of New York at the address found in
                                             this prospectus under the heading
                                             "The Exchange Offer -- Exchange
                                             Agent" and on the front cover of
                                             the letter of transmittal.

                                             If either of these procedures
                                             cannot be satisfied on a timely
                                             basis, then you should comply with
                                             the guaranteed delivery procedures
                                             described below.

                                             By executing the letter of
                                             transmittal, you will be
                                             representing, among other things,
                                             that:


                                             o you are acquiring the registered
                                             notes issued
                                             in the exchange offer
                                             in the ordinary course of your
                                             business;

                                             o you are not participating, do not
                                             intend to participate in and have
                                             no arrangement or understanding
                                             with any person to participate in
                                             the distribution of the registered
                                             notes issued to you in the exchange
                                             offer; and

                                             o you are not an "affiliate" of our
                                             company, Protection One, Inc. or
                                             any of its subsidiaries.

Special Procedures for Beneficial
  Owners...............................      If you are a beneficial owner whose
                                             notes are registered in the name of
                                             a broker, dealer, commercial bank,
                                             trust company or other nominee and
                                             you wish to tender your outstanding
                                             notes in the exchange offer, you
                                             should contact the registered
                                             holder promptly and instruct the
                                             registered holder to tender on your
                                             behalf. If you are a beneficial
                                             owner and wish to tender on your
                                             own behalf, you must, before
                                             completing and executing the letter
                                             of transmittal and delivering your
                                             outstanding notes, either make
                                             appropriate arrangements to
                                             register ownership of the
                                             outstanding notes in your name or
                                             obtain a properly completed bond
                                             power from the registered holder.

                                             The transfer of registered
                                             ownership may take considerable
                                             time and may not be possible to
                                             complete before the expiration
                                             date.

Guaranteed Delivery Procedure...........     If you wish to tender your
                                             outstanding notes and time will not
                                             permit your required documents to
                                             reach The Bank of New York by the
                                             expiration date of the exchange
                                             offer, or you cannot complete the
                                             procedure for book-entry transfer
                                             on time or you cannot deliver
                                             certificates for your outstanding
                                             notes on time, then prior to the
                                             expiration date you may tender your
                                             outstanding notes under the
                                             procedures described in this
                                             prospectus under the heading "The
                                             Exchange Offer-- Guaranteed
                                             Delivery Procedures."

Untendered Outstanding Notes............     If you are eligible to participate
                                             in the exchange offer and you do
                                             not tender your outstanding notes,
                                             you will not have any further
                                             registration or exchange rights and
                                             your outstanding notes will
                                             continue to have restrictions on
                                             transfer. These unregistered notes
                                             may not be offered or
                                             sold, unless registered under the
                                             Securities Act and applicable state
                                             securities laws or pursuant to an
                                             exemption from the Securities Act
                                             and these securities laws. We do
                                             not currently plan to register the
                                             outstanding notes under the
                                             Securities Act after the completion
                                             of the exchange offer, except in
                                             some circumstances. Accordingly,
                                             the liquidity of the market for the
                                             outstanding notes could be
                                             adversely affected.

Withdrawal Rights.......................     You may withdraw the tender of your
                                             outstanding notes at any time
                                             before the expiration of the
                                             exchange offer on the expiration
                                             date.


Acceptance of Outstanding Notes and
    Deliveryof Registered Notes.........     Subject to certain conditions, we
                                             will accept any and all outstanding
                                             notes that are properly tendered in
                                             the exchange offer and not
                                             withdrawn prior to 5:00 p.m., New
                                             York City time, on the expiration
                                             date. The exchange offer will be
                                             considered consummated when we, as
                                             soon as practicable after the
                                             expiration date, accept for
                                             exchange the outstanding notes
                                             tendered, deliver them to the
                                             trustee for cancellation and issue
                                             the registered notes. We will
                                             deliver the registered notes as
                                             soon as practicable after the
                                             expiration date.

Federal Income Tax Considerations........    The exchange of outstanding notes
                                             for registered notes will not be a
                                             taxable event for United States
                                             federal income tax purposes.

Use of Proceeds..........................    We will not receive any proceeds
                                             from the issuance of the registered
                                             notes under the exchange offer.


Fees and Expenses........................    We will pay all of the expenses
                                             incident to the exchange offer.


Exchange Agent...........................    The Bank of New York is serving as
                                             the exchange agent in connection
                                             with the exchange offer.


         Please review the information in the section "The Exchange Offer" for more detailed information concerning the exchange offer.

                Summary of Material Terms of the Registered Notes

         We will pay interest on the registered notes in the same manner as the outstanding notes, except that upon consummation of the exchange offer the interest rate on any untendered notes will return to 8 1/8% per year, and the interest rate on the registered notes will also be 8 1/8% per year. You should be aware that the indenture that currently governs your outstanding notes is the same indenture that will govern the registered notes, except there will be no restrictions on your sale of registered notes.

Issuer...................................    Protection One Alarm Monitoring,
                                             Inc., a wholly owned subsidiary of
                                             Protection One, Inc.

Guarantors...............................    The payment obligations of the
                                             registered notes will be fully and
                                             unconditionally guaranteed by
                                             Protection One, Inc., as well as
                                             Network Multi-Family Security
                                             Corporation, a wholly owned
                                             domestic subsidiary of Protection
                                             One, Inc.

Securities Offered.......................    $238,240,000 aggregate principal
                                             amount of Series B 8 1/8% Senior
                                             Subordinated Notes due 2009, which
                                             we have registered under the
                                             Securities Act.

Maturity Date............................    June 15, 2009.

Interest Payment Dates and Record Dates..    January 15 and July 15 of each
                                             year, commencing on ________, 2001.
                                             Interest will be paid to the
                                             holders of record of the notes on
                                             the immediately preceding January 1
                                             and July 1.
Amount of Interest to be Paid on the
    Registered Notes for the First
    Payment Period......................     Interest on the registered notes
                                             will be paid at the rate of 8 5/8%
                                             per annum from the most recent date
                                             to which interest has been paid on
                                             the outstanding notes through the
                                             date of the consummation of the
                                             exchange offer and at the rate of 8
                                             1/8% per annum from and after that
                                             date.

Optional Redemption......................    We may redeem any of the registered
                                             notes at any time at the redemption
                                             price described herein, plus
                                             accrued interest, if any.

Change of Ownership of the Issuer........    If we have a change of ownership,
                                             we will be required to offer to
                                             purchase the registered notes from
                                             you at a purchase price equal to
                                             101% of their principal amount,
                                             plus accrued and unpaid interest,
                                             if any, to the date of repurchase.
                                             We may not have sufficient funds at
                                             the time of any change of ownership
                                             to make any required debt
                                             repayment, including repurchases of
                                             your registered notes.
    S

Guarantees of the Registered Notes.......    Our parent and our domestic
                                             subsidiary on the issue date, as
                                             well as certain future domestic
                                             subsidiaries that guarantee our
                                             credit facility or certain other
                                             indebtedness, will guarantee the
                                             registered notes on an unsecured
                                             senior subordinated basis. Each
                                             guarantor will guarantee the entire
                                             principal amount of your registered
                                             notes. These guarantees will rank
                                             junior in right of payment to the
                                             guarantors' senior indebtedness,
                                             equal in right of payment to any of
                                             the guarantors' senior subordinated
                                             indebtedness and first in right of
                                             payment before all of their junior
                                             or lower ranked debt. The
                                             guarantors do not secure payment of
                                             the guarantees by any of their
                                             assets. As a result, if any
                                             guarantor goes bankrupt, its
                                             secured creditors will be assured
                                             of payment from its assets before
                                             your claims are paid under the
                                             guarantee.

                                             As of March 31, 2001, the
                                             guarantors had no indebtedness
                                             outstanding that ranked senior to
                                             the guarantors' guarantees of the
                                             registered notes, other than in
                                             respect of our credit facility.

Ranking..................................    The registered notes:

                                             o are not secured by any of our
                                             assets;

                                             o will be subordinated to all of
                                             our senior indebtedness;
                                             o will rank equally with all of our
                                             senior subordinated indebtedness;
                                             and

                                             o will be senior to all of our
                                             subordinated indebtedness.


                                             As of March 31, 2001, the notes
                                             ranked junior to $339.65 million of
                                             our senior indebtedness.

Key Covenants............................    The indenture under which we will
                                             issue the registered notes contains
                                             covenants for your benefit which
                                             restrict our ability or the ability
                                             of the guarantors to, among other
                                             things:

                                             o borrow additional money;


                                             o pay dividends on or redeem
                                             capital stock, or make other
                                             restricted payments or investments;

                                             o sell assets; or

                                             o merge or consolidate with any
                                             other person.

                                             However, these limitations have a
                                             number of important qualifications
                                             and exceptions. If the registered
                                             notes attain Investment Grade
                                             Status (as defined in this
                                             prospectus), substantially all of
                                             these covenants will cease to
                                             apply.

Form of the Registered Notes.............    One or more permanent global
                                             securities, in fully registered
                                             form, will represent the registered
                                             notes. We will deposit the
                                             registered notes with The Bank of
                                             New York, as custodian for DTC. The
                                             registered notes will be registered
                                             in the name of a nominee of DTC, as
                                             the depositary. DTC and its
                                             participants will maintain records
                                             in book-entry form showing
                                             beneficial interests in the
                                             registered notes and transfers of
                                             these interests.

Absence of a Public Market...............    We are not aware of any public
                                             market for the outstanding notes
                                             and we cannot assure you that a
                                             public market for the registered
                                             notes will develop in the future
                                             or, if developed, will continue. We
                                             do not intend to list the
                                             registered notes on any securities
                                             exchange or to seek approval for
                                             their quotation on Nasdaq or any
                                             other automated quotation system.
                                             This could affect your ability to
                                             sell the registered notes.

         Please review the information in the section "Description of the Registered Notes" for more detailed information concerning the registered notes.

                                  RISK FACTORS

     Ownership of the notes involves a high degree of risk. Before making your decision to participate in the exchange offer or invest in any registered notes, you should give careful consideration to the following factors, as well as the other information in this prospectus and the accompanying Form 10-K attached hereto as Appendix A and in our other filings with the SEC incorporated by reference in this prospectus. These cautionary statements are intended to highlight certain factors that may affect our financial condition and results of operations and are not meant to be an exhaustive discussion of risks that apply to public companies with broad operations, such as us. Like other businesses, we are susceptible to macroeconomic downturns in the United States or abroad that may affect the general economic climate and our performance or that of our customers. Similarly, the price of our securities is subject to volatility due to fluctuations in general market conditions, differences in our results of operations from estimates and projections generated by the investment community and other factors beyond our control.

Risk Relating to the Exchange Offer

You may not be able to sell your outstanding notes if you do not exchange your outstanding notes for registered notes in the exchange offer.

         If you fail to exchange your outstanding notes for registered notes in the exchange offer, your outstanding notes will continue to have transfer restrictions found in:


     o the provisions of the indenture regarding transfer and exchange of your outstanding notes and


     o the restrictions on transfer of your outstanding notes contained in the restrictive legend found on your outstanding notes, which restrict transfers of the notes to those which may be made under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     In general, your outstanding notes may not be sold unless they are registered under the Securities Act and applicable state securities laws. We do not anticipate that we will register any outstanding notes under the Securities Act after completion of the exchange offer. See "The Exchange Offer -- Purpose and Effect." Based on interpretations of the staff of the SEC in no-action letters issued to third parties, we believe that the registered notes issued , in the exchange offer in exchange for your outstanding notes may be offered for resale resold, or otherwise transferred by you, unless you are an "affiliate" of our company, Protection One, Inc. or any of its subsidiaries within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that :

     o you acquire your registered notes in the ordinary course of your business and

     o unless you are a broker-dealer, you are not participating, do not intend to participate and you have no arrangement or understanding with any person to participate in the distribution of your registered notes.

     The SEC has not, however, considered this exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer .

     Unless you are a broker-dealer, you must acknowledge that you are not engaged in or intend to engage in or have any arrangement or understanding with respect to the distribution of the registered notes to be acquired under the exchange offer. If you are an affiliate of our company, Protection One, Inc. or any of its subsidiaries or are engaged in or intend to engage in, or have any arrangement or understanding with any person to participate in, the distribution of the registered notes to be acquired under the exchange offer, you:


     o may not rely on the applicable interpretations of the staff of the SEC and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


     If you are a broker-dealer that receives registered notes for your own account in exchange for your outstanding notes under the exchange offer, you must acknowledge that your outstanding notes were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of your registered notes. If you are a broker-dealer, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act if you acknowledge your broker-dealer status on the letter of transmittal and if you deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of your registered notes. This prospectus, as it may be amended and supplemented from time to time, may be used by you if you are a broker-dealer in connection with resales of registered notes received in exchange for your outstanding notes where your outstanding notes were acquired by you as a result of market-making activities or other trading activities. In addition, for you to comply with the securities laws of some jurisdictions, if applicable, your registered notes may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions or an exemption from registration or qualification is available and complied with. We have agreed, under the registration rights agreement and subject to some limitations contained in the registration rights agreement, to cooperate with you to register or qualify the registered notes for offer or sale under the securities laws of the jurisdiction you may reasonably request. Unless you make a request, we do not intend to register or qualify the sale of the registered notes in any jurisdictions. See "The Exchange Offer."

If a change in ownership occurs, we may not have sufficient funds to pay your registered notes.

     Upon the occurrence of specific kinds of events which cause a change of our ownership, we will be required to offer to repurchase all of the registered notes at 101% of their principal amount, plus accrued interest. Our credit facility prohibits us from purchasing the notes and other debt that ranks junior to the credit facility. In addition, any of our future debt agreements may contain similar restrictions and provisions. The ability to pay cash to the holders of the registered notes or a repurchase will be limited by our then existing financial resources. Accordingly, it is possible that we may not have sufficient funds at that time to make this repurchase of registered notes or that restrictions in our credit facility will not allow those requirements. The change in ownership purchase feature of the registered notes may in some circumstances discourage or make it more difficult for a sale or takeover of our company to take place. For more information, see "Description of the Registered Notes -- Change of Control."

There may not be a public market for your registered notes.

     We are not aware of any public market for the outstanding notes and we cannot assure you that a public market for the registered notes will develop in the future or, if developed, will continue. In addition, the liquidity of the trading market in the registered notes, and the market price quoted for the registered notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for your registered notes. We do not intend to apply for listing or quotation of the registered notes on any securities exchange or stock market. To the extent that outstanding notes are tendered and accepted in the exchange offer, the market for the remaining untendered outstanding notes could be adversely affected.

Risks Relating to Protection One

     We are subject to variety of business-related risks, including the following:

     o    we have had a history of losses which are likely to continue;
     o the impact of recently proposed accounting changes relating to goodwill could be significant;
     o    the impact of class action litigation may be material;
     o the competitive market for the acquisition and creation of accounts may affect our future profitability;
     o    we may experience difficulty integrating businesses we acquire;
     o    we will need additional funding to finance our future growth;
     o we have a substantial amount of debt, which could constrain our growth;
     o    we will need to refinance our credit facility;
     o    our debt agreements impose operational restrictions on us;
     o    we lose some of our customers over time;
     o    our customer acquisition strategies may not be successful;
     o declines in new construction of multi-family dwellings may affect our sales in this marketplace ;
     o    Westar Industries is our principal stockholder and senior lender;
     o    we obtain administrative services from Western Resources; and
     o    we have deferred tax assets we may not utilize.

See "Item 1. Business--Risk Factors" in the accompanying Form 10-K for information concerning these note factors.

                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth our unaudited consolidated ratios of earnings to fixed charges on a historical basis.

                                                  Protection One                               Predecessor
                                                    Year Ended                                53 Weeks Ended
                             Dec. 31,     Dec. 31,     Dec. 31,   Dec. 31,   Dec. 31,            Dec. 30,
                             --------     --------     --------   --------   --------            --------
                               2000         1999         1998       1997       1996                1996
                               ----         ----         ----       ----       ----                ----
Ratio of earnings to
  fixed charges (coverage
  deficiency)                 (1.36)x      (0.22)x      0.59x      (1.11)x   (63.40)x             0.28x

     In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges by approximately $142.3 million, $106.2 million, $23.1 million, $70.7 million and $1.0 million for Protection One, Inc. and its consolidated subsidiaries during the years ended December 31, 2000, 1999, 1998, 1997 and 1996, respectively, and by approximately $7.8 million for Protection One, Inc.'s accounting predecessor, Westinghouse Security, during the 53 weeks ended December 30, 1996.

                                 USE OF PROCEEDS


     There will be no cash proceeds from the issuance of the registered notes in exchange for the outstanding notes. In consideration for issuing the registered notes, we will receive outstanding notes in like original principal amount at maturity. Outstanding notes received in the exchange offer will be canceled.

     The net proceeds to us from the original issuance of the outstanding notes, after deducting discount and estimated expenses, was approximately $342.8 million. We used those net proceeds to repay the outstanding borrowings under the revolving credit facility we had at the time, and for general corporate purposes and working capital. That revolving credit facility bore interest at a floating rate based on LIBOR or similar short-term interest rate indices. At the time we repaid the borrowings under the revolving credit facility, the weighted average rate for all borrowing under the facility was approximately 6.8%. The borrowings under the revolving credit facility were incurred to refinance the credit facility previously provided by Protection One, Inc.'s corporate parent, Westar Industries, which borrowings had been used to refinance promissory notes used to fund various acquisitions and other growth in 1998.

                               THE EXCHANGE OFFER

Purpose and Effect


     On December 21, 1998, we sold the outstanding notes to the placement agents. In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the placement agents, which requires us to register the registered notes with the SEC and offer to exchange the registered notes for your outstanding notes.

     The registration rights agreement further provides that because this exchange offer was not consummated on or before June 21, 1999, the annual interest rate borne by the outstanding notes was increased 0.50% per year and will remain at this increased rate until the exchange offer is consummated. Except as discussed below, upon the consummation of the exchange offer we will have no further obligations to register your notes. The exchange offer will be considered to be consummated when we, as soon as practicable after 5 p.m. New York City time on , 2001, unless we decide to extend this expiration date,

     o accept for exchange your outstanding notes tendered and not validly withdrawn pursuant to the exchange offer and o deliver to the trustee for cancellation all your outstanding notes accepted for exchange and issue to you registered notes equal in principal amount to the principal amount of the outstanding notes surrendered by you.

     We want to advise you that a copy of the registration rights agreement has been filed with the SEC as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and is available from us upon request. We strongly encourage you to read the entire text of the registration rights agreement. See "Where You Can Find More Information." We expressly qualify all of our discussions of the registration rights agreement by the terms of the agreement itself.


     We need representations from you before you can participate in the exchange offer. In order to participate in the exchange offer, we require that you represent to us that:

     o you are acquiring the registered notes in the ordinary course of your business;


     o neither you nor any other person acting on your behalf is engaging in or intends to engage in a distribution of your registered notes;

     o neither you nor any other person acting on your behalf has an arrangement or understanding with any person to participate in the distribution of the registered notes;

     o neither you nor any other person acting on your behalf is an "affiliate" of our company, Protection One, Inc. or any or its subsidiaries, as defined under Rule 405 of the Securities Act; and

     o if you or any other person acting on your behalf is a broker-dealer, you will receive registered notes for your own account and your registered notes were acquired as a result of market-making activities or other trading activities, and you will be required to acknowledge that you will deliver a prospectus in connection with any resale of your registered notes.

     You may be entitled to "shelf" registration rights. Under the registration rights agreement, we are required to file a shelf registration statement for a continuous offering in compliance with Rule 415 of the Securities Act if:

     o we are not permitted to effect the exchange offer because of applicable law or applicable interpretations of the staff of the SEC;

     o    we did not consummate the exchange offer by June 21, 1999;

     o you provide us before the 20th day following the consummation of the exchange offer an opinion of counsel that -- you are prohibited by applicable law or applicable interpretation of the staff of the SEC from participating in the exchange offer or -- you may not resell registered notes to the public without delivering a prospectus and that this prospectus is not appropriate or available for your resales; or

     o    we so elect.


     In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for up to two years. Other than as described above, you will not have the right to participate in the shelf registration or require that we register your outstanding notes under the Securities Act.

     If you make the representations that we discuss above and participate in the exchange offer, we believe that you may offer, sell or otherwise transfer your registered notes to another party without further registration of your registered notes or delivering a prospectus.


     We base our belief upon existing interpretations by the SEC's staff contained in several "no-action" letters to third-parties unrelated to us. If you tender your outstanding notes in the exchange offer for the purpose of participating in a distribution of registered notes, you cannot rely on this interpretation by the SEC's staff, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If you are a broker-dealer that receives registered notes for your own account in exchange for your outstanding notes, whether the registered notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of your registered notes.

     You may suffer adverse consequences if you fail to exchange your outstanding notes. Following the consummation of the exchange offer, the interest rate paid on the outstanding notes not exchanged will revert to 8 1/8% and, except as discussed above and in the registration rights agreement we refer to, you will not have registration rights, and your outstanding notes will continue to have some restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your outstanding notes could be adversely affected. See "Risk Factors -- You may not be able to sell your outstanding notes if you do not exchange your outstanding notes for registered notes in the exchange offer."


Terms of the Exchange Offer

     We will accept any validly tendered outstanding notes which are not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of your outstanding notes. You may tender some or all of your outstanding notes in the exchange offer.

     The form and terms of the registered notes will be the same as the form and terms of your outstanding notes except that:


     o interest on the registered notes will accrue from the last interest payment date on which interest was paid on your outstanding notes; and


     o the registered notes have been registered under the Securities Act and will not bear a legend restricting their transfer.


     This prospectus, together with the accompanying Form 10-K attached hereto as Appendix A and the letter of transmittal you received with this prospectus, is being sent to you and to others believed to have beneficial interests in the outstanding notes. You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the indenture governing your outstanding notes. We intend to conduct the exchange offer in compliance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.

     We will have accepted your validly tendered outstanding notes when we have given oral or written notice to the exchange agent, which will occur as soon as practicable after the expiration date. The exchange agent will act as agent for you for the purpose of receiving the registered notes from us. If the exchange agent does not accept your tendered outstanding notes for exchange because of an invalid tender or other valid reason, the exchange agent will return the certificates, if any, without expense, to you as promptly as practicable after the expiration date. Certificates, if any, for registered notes will likewise be sent to you as promptly as practicable following our acceptance of the tendered outstanding notes following the expiration date.

     You will not be required to pay brokerage commissions, fees or transfer taxes in the exchange of your outstanding notes. We will pay all charges and expenses other than any taxes you may incur in connection with the exchange offer.


Expiration Date; Extensions; Amendments


     The exchange offer will expire at 5:00 p.m., New York City time, on __________, 2001, unless we extend the expiration date. In any event, we will hold the exchange offer open for at least twenty business days. In order to extend the exchange offer, we will issue a notice by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     o    to delay accepting your outstanding notes;

     o    to extend the exchange offer;


     o to terminate the exchange offer if any of the conditions have not been satisfied by giving oral or written notice of any delay, extension or termination to the exchange agent; or


     o    to amend the terms of the exchange offer in any manner.


Conditions to the Exchange Offer

     We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered outstanding notes, and our determination will be final and binding on you. We reserve the absolute right to reject any and all outstanding notes not properly tendered or accept any outstanding notes which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of outstanding notes as we determine. Although we intend to notify you of defects or irregularities with respect to tenders of your outstanding notes, we, the exchange agent or any other person will not incur any liability for failure to give any notification. Your tender of outstanding notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any of your outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     We reserve the right to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of the exchange offer.

     These conditions are for our sole benefit, and we may assert or waive them at any time or for any reason. Our failure to exercise any of our rights will not be a waiver of our rights.


     We will not accept for exchange any outstanding notes you tender, and no registered notes will be issued to you in exchange for your outstanding notes, if at that time any stop order is threatened or in effect with respect to the registration statement or the qualification of the indenture relating to the registered notes under the Trust Indenture Act of 1939. We are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     In all cases, issuance of registered notes to you will be made only after timely receipt by the exchange agent of

     o a Book-Entry Confirmation of your outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility or certificates for your outstanding notes,

     o with respect to DTC and its participants, electronic instructions of the holder agreeing to be bound by the letter of transmittal or a properly completed and duly executed letter of transmittal and


     o    all other required documents.


     In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility under the book-entry transfer procedures described below, your non-exchanged outstanding notes will be credited to an account maintained with the Book-Entry Transfer Facility. If we do not accept any of your tendered outstanding notes for a valid reason or if you submit your outstanding notes for a greater principal amount than you desire to exchange, we will return any unaccepted or non-exchanged outstanding notes to you at our expense. This will occur as promptly as practicable after the expiration or termination of the exchange offer for your outstanding notes.

     Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue registered notes to you in exchange for, any of your outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of your outstanding notes for exchange or the exchange of the registered notes for your outstanding notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

Procedures for Tendering Your Outstanding Notes

     Only you may tender your outstanding notes in the exchange offer. Except as stated under "-- Book-Entry Transfer," to tender your outstanding notes in the exchange offer, you must:

     o complete, sign and date the enclosed letter of transmittal, or a copy of it;

     o have the signature on the letter of transmittal guaranteed if required by the letter of transmittal; and

     o mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent before the expiration date.

     In addition, either:

     o the exchange agent must receive a timely confirmation of a book-entry transfer of your outstanding notes, if that procedure is available, into the account of the exchange agent at DTC (the "Book-Entry Transfer Facility") under the procedure for book-entry transfer described below before the expiration date; or

     o the exchange agent must receive certificates for your outstanding notes and the letter of transmittal before the expiration date; or

     o you must comply with the guaranteed delivery procedures described below.

     For your outstanding notes to be tendered effectively, the exchange agent must receive a valid agent's message through DTC's Automatic Tender Offer Program, or ATOP, system or a letter of transmittal and other required documents before the expiration date.

     If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in compliance with the terms and conditions in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF YOUR OUTSTANDING NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND A LETTER OF TRANSMITTAL OR OUTSTANDING NOTES DIRECTLY TO US. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO MAKE THE EXCHANGE ON YOUR BEHALF.

Procedure if the Outstanding Notes Are Not Registered in Your Name

     If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you want to tender your outstanding notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you want to tender on your own behalf, you must, before completing and executing a letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power or other proper endorsement from the registered holder. We urge you to act immediately since the transfer of registered ownership may take considerable time.


Book-Entry Transfer

     The exchange agent will make requests to establish accounts at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. If you are a financial institution that is a participant in the Book-Entry Transfer Facility's systems, you may make book-entry delivery of your outstanding notes being tendered by causing the Book-Entry Transfer Facility to transfer your outstanding notes into the exchange agent's account at the Book-Entry Transfer Facility in compliance with the appropriate procedures for transfer. However, although you may deliver your outstanding notes through book-entry transfer at the Book-Entry Transfer Facility, you must transmit, and the exchange agent must receive, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, except as discussed in the following paragraph, on or before the expiration date or the guaranteed delivery below must be complied with.


     DTC's ATOP is the only method of processing the exchange offer through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender your outstanding notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for your outstanding notes.

Signature Requirements and Signature Guarantees

     Unless you are a registered holder who requests that your registered notes be mailed to you and issued in your name or unless you are a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Exchange Act, each an "Eligible Institution," you must guarantee your signature on a letter of transmittal or a notice of withdrawal by an Eligible Guarantor Institution.

     If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity signs the letter of transmittal or any notes or bond powers on your behalf, that person must indicate their capacity when signing and submit satisfactory evidence to us with the letter of transmittal demonstrating their authority to act on your behalf.

Guaranteed Delivery Procedures


     If you are a registered holder of outstanding notes and desire to tender your outstanding notes, and the procedure for book-entry transfer cannot be completed on a timely basis, your outstanding notes are not immediately available or time will not permit your outstanding notes or other required documents to reach the exchange agent before the expiration date, you may tender your outstanding notes if:


     o    the tender is made through an Eligible Institution;


     o before the expiration date, the exchange agent receives from an Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, in the form provided by us;

     o a Book-Entry Confirmation or the certificates for all physically tendered outstanding notes, in proper form for transfer, and all other documents required by the applicable letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery; and

     o the notice of guaranteed delivery states your name and address and the amount of outstanding notes you are tendering, that your tender is being made thereby and you guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, a Book-Entry Confirmation or the certificates for all physically tendered outstanding notes, in proper form for transfer, and any other documents required by the applicable letter of transmittal will be deposited by the Eligible Institution with the exchange agent.

Withdrawal Rights

     You may withdraw your tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.


     For your withdrawal to be effective, an electronic ATOP transmission or, for non-DTC participants, written notice of withdrawal must be received by the exchange agent at its address found in this prospectus before 5:00 p.m., New York City time, on the expiration date.


     Your notice of withdrawal must:

     o    specify your name;


     o identify your outstanding notes to be withdrawn, including the certificate number or numbers, if any, and principal amount of your outstanding notes;


     o be signed by you in the same manner as the original signature on the letter of transmittal by which your outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the trustee of your outstanding notes register the transfer of your outstanding notes into your name; and

     o specify the name in which your outstanding notes are to be registered, if you do not want your outstanding notes registered in your name.


     We will determine all questions as to the validity, form and eligibility, including time of receipt, of your notice, and our determination will be final and binding on all parties. Any outstanding notes you withdraw will not be considered to have been validly tendered. We will return your outstanding notes which have been tendered but not exchanged for any reason without cost to you as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender your properly withdrawn outstanding notes by following one of the above procedures before the expiration date.


Exchange Agent


     You should direct all executed letters of transmittal to the exchange agent. The Bank of New York is the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus and accompanying Form 10-K or a letter of transmittal should be directed to the exchange agent addressed as follows:


   By Registered or Certified Mail:         By Facsimile(Eligible             By Hand or Overnight Delivery:
                                                Institutions Only):

         The Bank of New York                     (212) 815-6339                       Before 4:30 p.m.
          101 Barclay Street               Attn: Reorganization Section              The Bank of New York
             Floor 7 East                      William Buckley                         101 Barclay Street
       New York, New York 10286          For Information or Confirmation                 Floor 7 East
     Attn: Reorganization Section           by Telephone:(212) 815-5788      Corporate Trust Services WindowAttn:
         William Buckley                                                           Reorganization Section
         (212) 815-5788                                                                William Buckley
                                                                                       (212) 815-5788

                                         (originals of all documents sent
                                           by facsimile should be sent
                                            promptly by registered or
                                            certified mail, by hand or
                                            overnight delivery service)

Fees and Expenses

     We currently do not intend to make any payments to brokers, dealers or others to solicit acceptances of the exchange offer. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

     Our estimated cash expenses incurred in connection with the exchange offer will be paid by us and are estimated to be $ million in the aggregate. This amount includes fees and expenses of the trustees for the registered and outstanding notes, accounting, legal, printing and related fees and expenses.


Transfer Taxes


     If you tender outstanding notes for exchange, you will not be obligated to pay any transfer taxes. However, if you instruct us to register registered notes in the name of or request that your outstanding notes not tendered or not accepted in the exchange offer be returned to a person other than you, you will be responsible for the payment of any transfer tax owed.

                       DESCRIPTION OF THE REGISTERED NOTES

General


     The notes were issued under an indenture among Protection One, Inc., Protection One Alarm Monitoring and Network Multi-Family Security Corporation and The Bank of New York, as trustee, a copy of which is filed with the SEC as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and is available from us upon request. See "Where You Can Find More Information." The following summary of some of the provisions of the indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of some terms in the indenture and the notes and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939. Capitalized terms used in this section and not otherwise defined have the meanings given to them in the indenture. For definitions of some terms used in this section, see "-- Definitions" below. As used in this "Description of the Registered Notes," all references to

     o "Protection One Alarm Monitoring" mean Protection One Alarm Monitoring, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its Subsidiaries, and

     o "Protection One, Inc." mean Protection One, Inc., or its successors, including any company the common stock of which is exchanged for the common stock of Protection One, Inc. by way of merger or other transaction, excluding, unless the context otherwise requires or as otherwise expressly stated, its Subsidiaries.

     Protection One, Inc. will guarantee the registered notes on a senior subordinated basis.

     Principal of, premium, if any, and interest on the notes will be paid and the notes may be exchanged or transferred at the office or agency of Protection One Alarm Monitoring in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the trustee in New York, New York, except that, at the option of Protection One Alarm Monitoring, payment of interest may be made by check mailed to the address of each holder as the address appears in the note register. Where payment is to be made by check, the check will be mailed


     o on the later of the Business Day on which the relevant note is surrendered at the specified office of any of the paying agents and the Business Day preceding the due date for payment, in the case of principal and interest due other than on an interest payment date, and

     o on the Business Day preceding the due date for payment, in the case of interest due on an interest payment date.


     The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. Initially, the trustee will act as a paying agent and the registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the trustee's corporate trust office. The trustee, the registrar or any paying agent or transfer agent, each an Agent, may resign under the provisions of the indenture, and Protection One Alarm Monitoring reserves the right at any time to vary or terminate the appointment of any Agent and to appoint additional or other Agents. Notice of any change in the Agents, or their specified offices, will promptly be given to the holders of notes in compliance with the procedures found in the indenture.

Form of the Registered Notes

     One or more permanent global securities, in fully registered form, will represent the registered notes. We will deposit the registered notes with The Bank of New York, as custodian for DTC. The registered notes will be registered in the name of a nominee of DTC, as the depositary. DTC and its participants will maintain records in book-entry form showing beneficial interests in the registered notes and transfers of these interests.

Principal, Maturity and Interest

     The notes are unsecured senior subordinated obligations of Protection One Alarm Monitoring, limited to $350 million aggregate principal amount, of which $238,240,000 million aggregate principal amount was outstanding as of the date of this prospectus, and mature on January 15, 2009 at their principal amount. Interest on the notes will accrue at a rate determined as set forth in the "Prospectus Summary" section of this prospectus and will be payable in cash semi-annually on each January 15 and July 15 (interest payments commenced on July 15, 1999). Protection One Alarm Monitoring will make each interest payment to those persons who are holders of record of the notes on the immediately preceding January 1 and July 1. Interest on the notes will accrue from the most recent interest payment date to which interest has been paid on the outstanding notes, except that, if there is no existing default in the payment of interest and the note is authenticated between January 1 and January 15 or July 1 and July 15, then interest will accrue from January 15 or July 15, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Amount of Interest to be Paid on the Registered Notes for the First Payment
Period

     Interest on the registered notes will be paid at the rate of 8 5/8% per annum from the most recent date to which interest has been paid on the outstanding notes through the date of the consummation of the exchange offer and at the rate of 8 1/8% per annum from and after that date.

Optional Redemption


     The notes may be redeemed, in whole or in part, at any time at the option of Protection One Alarm Monitoring at the "Make-Whole Price" equal to the greater of

     o    100% of the principal amount of the notes, or

     o as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest to the date of redemption.


     Unless Protection One Alarm Monitoring defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portion of notes called for redemption.

Selection and Notice

     If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, in the absence of any requirements or if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the trustee shall deem fair and appropriate; provided, however, that notes of $1,000 principal amount or less shall not be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to the note shall state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued in the name of the holder and delivered by the trustee to the holder by mail upon cancellation of the original note.

Fall-Away Event


     Protection One, Inc.'s and its Restricted Subsidiaries' obligations to comply with the provisions of the indenture described below under the captions "-- Change of Control" and "-- Covenants -- Limitation on Incurrence of Additional Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Asset Sales" and "-- Guarantees" will be terminated if at any time


     (1)  the notes attain Investment Grade Status, and

     (2) no Default has occurred and is continuing under the indenture (a "Fall-Away Event");


provided, however, that these covenants shall be reinstated as to future events if the notes cease to have Investment Grade Status from either of the Rating Agencies, under the terms, conditions and obligations found in the indenture, the date of reinstatement being the "Reinstatement Date." As a result, upon the occurrence of a Fall-Away Event the notes will be entitled to substantially no covenant protection.


Change of Control


     If a Change of Control Triggering Event occurs, each holder of notes will have the right to require Protection One Alarm Monitoring to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the holder's notes under the Change of Control Offer. In the Change of Control Offer, Protection One Alarm Monitoring will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest on the notes, if any, to the date of purchase (a "Change of Control Payment"). Within ten days following any Change of Control Triggering Event, Protection One Alarm Monitoring will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date"), under the procedures required by the indenture and described in the notice. Protection One Alarm Monitoring will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions for the Change of Control Offer, Protection One Alarm Monitoring will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to the Change of Control Offer by virtue of its compliance with the applicable securities laws and regulations.


     On the Change of Control Payment Date, Protection One Alarm Monitoring will, to the extent lawful,

     (1) accept for payment all notes or portions of notes properly tendered under the Change of Control Offer,

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes tendered and

     (3) deliver or cause to be delivered to the trustee the notes accepted by Protection One Alarm Monitoring together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by Protection One Alarm Monitoring.


     The paying agent will promptly mail to each holder of notes tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book-entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Protection One Alarm Monitoring will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The indenture provides that, before the giving of the notice referred to below, but in any event within 30 days following the date on which Protection One, Inc. becomes aware that a Change of Control Triggering Event has occurred, if the purchase of the notes would violate or constitute a default under any other Indebtedness of Protection One, Inc. or its Restricted Subsidiaries, Protection One, Inc. shall, or shall cause its Restricted Subsidiaries, to the extent needed to permit the purchase of notes, either


     (1) repay all the Indebtedness and terminate all commitments outstanding thereunder, or

     (2) obtain the requisite consents, if any, under the Indebtedness to permit the purchase of the notes as provided below.

Protection One, Inc. will first comply with the covenant in the preceding sentence before it will be required to cause Protection One Alarm Monitoring to make the Change of Control Offer or purchase the notes under the provisions described above; provided that Protection One, Inc.'s failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described under clause (3) under "-- Events of Default."


     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that Protection One Alarm Monitoring repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Our credit facility contains, and future Senior Indebtedness may contain, prohibitions of some of the events that would constitute a Change of Control Triggering Event.


     In addition, the exercise by the holders of notes of their right to require Protection One Alarm Monitoring to repurchase the notes could cause a default under the other Senior Indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of the repurchases on Protection One Alarm Monitoring. Finally, Protection One Alarm Monitoring's ability to pay cash to the holders of notes upon a repurchase may be limited by Protection One Alarm Monitoring's then existing financial resources.


     Protection One Alarm Monitoring will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements found in the indenture applicable to a Change of Control Offer made by Protection One Alarm Monitoring and purchases all notes validly tendered and not withdrawn under the Change of Control Offer. In addition, Protection One Alarm Monitoring shall not be required to make an Offer to Purchase under this covenant, as provided above, if, in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control offer price and has purchased all notes properly tendered in compliance the terms of the Alternate Offer.

Ranking and Subordination


     The payment of the principal of, premium, if any, and interest on the notes, and all other Obligations with respect to the notes, is subordinated in right of payment, to the extent set forth in the indenture, to the payment in full in cash of all existing and future Senior Indebtedness of Protection One Alarm Monitoring; provided, however, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-- Satisfaction and Discharge of Indenture; Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. The notes will be senior subordinated debt of Protection One Alarm Monitoring. As of March 31, 2001, the notes ranked junior to $339.65 million of Protection One Alarm Monitoring's senior indebtedness. In addition, all existing and future liabilities, including trade payables, of each Subsidiary of Protection One Alarm Monitoring will be effectively senior to the notes except to the extent the Subsidiary is a Guarantor. Although the indenture contains limitations on the amount of additional Indebtedness that Protection One, Inc. and its Restricted Subsidiaries may incur, under some circumstances the amount of the additional Indebtedness could be substantial and, in any case, all or a portion of the Indebtedness may be Senior Indebtedness and may be secured. See "-- Covenants -- Limitation on Incurrence of Additional Indebtedness."

     Only Indebtedness of Protection One Alarm Monitoring that is Senior Indebtedness will rank senior to the notes in compliance with the provisions of the indenture. The notes will in all respects rank equally with all other Senior Subordinated Indebtedness of Protection One Alarm Monitoring. Protection One Alarm Monitoring has agreed in the indenture that it will not incur, directly or indirectly, any Indebtedness that is subordinate in right of payment to Senior Indebtedness unless the Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, nor is any Indebtedness deemed to be subordinate or junior to other Indebtedness merely because it matures after the other Indebtedness. Secured Indebtedness is not deemed to be Senior Indebtedness merely because it is secured.

     Protection One Alarm Monitoring may not pay principal of, premium , if any, or interest on, or other Obligations with respect to, the notes or make any deposit under the provisions described under "-- Satisfaction and Discharge of Indenture; Defeasance" below and may not otherwise redeem, purchase or retire any notes (collectively, "pay the notes") if


     (1)  any Senior Indebtedness is not paid when due, or

     (2) any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in compliance with its terms unless, in either case, the default has been cured or waived and/or any the acceleration has been rescinded or the Senior Indebtedness has been paid;

provided, however, that Protection One Alarm Monitoring may pay the notes without regard to the foregoing if Protection One Alarm Monitoring and the trustee receive written notice approving the payment from the Representative of the Senior Indebtedness with respect to which either of the events shown in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default, other than a default described in clause (1) or (2) of the preceding sentence, with respect to any Designated Senior Indebtedness under which the maturity of any Senior Indebtedness may be accelerated immediately without further notice, except the notice that may be required to effect the acceleration, or the expiration of any applicable grace periods, Protection One Alarm Monitoring may not pay the notes, for a period (a "Payment Blockage Period") commencing upon the receipt by the trustee with a copy to Protection One Alarm Monitoring of written notice (a "Blockage Notice") of the default from the Representative of the holders of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter, or earlier if the Payment Blockage Period is terminated


     (1) by written notice to the trustee and Protection One Alarm Monitoring from the Person or Persons who gave the Blockage Notice,


     (2) because the default giving rise to the Blockage Notice has been cured or waived or is no longer continuing, or

     (3)  because the Designated Senior Indebtedness has been repaid in full.

     During this period, holders of the notes may, however, receive

     (1) Qualified Capital Stock issued by Protection One, Inc. or any of its Restricted Subsidiaries to pay interest on the notes or issued in exchange for the notes,

     (2) securities substantially identical to the notes issued by Protection One Alarm Monitoring in payment of interest accrued on the notes, or

     (3) securities issued by Protection One Alarm Monitoring which are subordinated to Senior Indebtedness at least to the same extent as the notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the notes.


Notwithstanding the foregoing provisions, but subject to the provisions of the first sentence of this paragraph and the provisions of the immediately succeeding paragraph, Protection One Alarm Monitoring may resume payments on the notes after the end of the Payment Blockage Period. Not more than one Blockage Notice may be given, and not more than one Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during this period. However, if any Blockage Notice within the 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness, other than the agent under the credit facility, the agent under our credit facility may give another Blockage Notice within the period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period. No nonpayment default that existed or was continuing on the date of delivery of any Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Blockage Notice unless the default shall have been cured or waived for a period of not less than 90 consecutive days. The failure of Protection One Alarm Monitoring to pay principal for more than five days after the date due, or to pay interest on the notes for more than 30 days after the scheduled payment date therefor, as a result of the occurrence of a Payment Blockage Period shall nevertheless constitute an Event of Default under the indenture.

     Upon any payment or distribution of the assets of Protection One Alarm Monitoring upon a total or partial liquidation or dissolution or bankruptcy or reorganization or similar proceeding relating to Protection One Alarm Monitoring or its property, an assignment for the benefit of creditors or any marshaling of Protection One Alarm Monitoring's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of the Senior Indebtedness before the holders of the notes are entitled to receive any payment or distribution, and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Indebtedness as their interests may appear, except that holders of the notes may receive:


     (1) Qualified Capital Stock issued by Protection One, Inc. or any of its Restricted Subsidiaries to pay interest on the notes or issued in exchange for the notes,

     (2) securities substantially identical to the notes issued by Protection One Alarm Monitoring in payment of interest accrued on the notes, or

     (3) securities issued by Protection One Alarm Monitoring which are subordinated to Senior Indebtedness at least to the same extent as the notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the notes.

     If a distribution is made to the trustee or to holders of the notes that, due to the subordination provisions of the indenture, should not have been made to them, the trustee or the holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the notes is accelerated because of an Event of Default, Protection One Alarm Monitoring or the trustee shall promptly notify the Representative, if any, of any issue of Designated Senior Indebtedness which is then outstanding; provided, however, that Protection One Alarm Monitoring and the trustee shall be obligated to notify the Representative, other than with respect to our credit facility, only if the Representative has delivered or caused to be delivered an address for the service of a notice to Protection One Alarm Monitoring and the trustee, and Protection One Alarm Monitoring and the trustee shall be obligated only to deliver the notice to the address so specified. If a notice is required under the immediately preceding sentence, Protection One Alarm Monitoring may not pay the notes, except payment

     (1) in Qualified Capital Stock issued by Protection One, Inc. or any of its Restricted Subsidiaries to pay interest on the notes or issued in exchange for the notes,

     (2) in securities substantially identical to the notes issued by Protection One Alarm Monitoring in payment of interest accrued thereon, or

     (3) in securities issued by Protection One Alarm Monitoring which are subordinated to the Senior Indebtedness at least to the same extent as the notes and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the notes, until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice at the address specified in the preceding sentence of the acceleration and, thereafter, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

     By reason of the subordination provisions contained in the indenture, in the event of liquidation or insolvency, creditors of Protection One Alarm Monitoring who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and creditors of Protection One Alarm Monitoring who are not holders of Senior Indebtedness, including holders of the notes, may recover less, ratably, than holders of Senior Indebtedness. In addition, subject to the "Merger, Consolidation and Sale of Assets" covenant, the indenture does not prohibit the sale, transfer or other disposition of assets of Protection One Alarm Monitoring to its Restricted Subsidiaries. In the event of a sale, trans-fer or disposition, holders of the notes will be effectively subordinated to the claims of creditors of the Restricted Subsidiaries with respect to those assets.


     Similar subordination provisions will apply to the note Guarantees by Protection One, Inc. or any Subsidiary Guarantor. See "--Covenants-- Guarantees."


Fraudulent Conveyance


     A court could void Protection One Alarm Monitoring's obligations under a holder's notes, subordinate a holder's notes to Protection One Alarm Monitoring's other debt or order a holder to return any amounts paid to the holder under the notes to Protection One Alarm Monitoring or to a fund benefiting Protection One Alarm Monitoring's creditors if the court found that, at the time Protection One Alarm Monitoring sold the notes, it either (a) intended to hinder, delay or defraud its creditors or (b) did not receive fair value for the notes and, in the case of clause (b),

     o was "insolvent," which means its debts were greater than the fair value of all of its property, or Protection One Alarm Monitoring became insolvent as a result of its obligations under the notes;

     o was engaged or about to engage in a business or transaction for which its remaining property was an unreasonably small capital; or

     o intended to incur or believed that it would incur debts that would be beyond its ability to pay as the debts matured.

The standards for insolvency vary. Protection One Alarm Monitoring cannot predict which standard a court would apply or if a court would determine that it was insolvent at the time of sale of the notes or became insolvent as a result of the sale.


Registration Rights


     Protection One Alarm Monitoring and the Guarantors have agreed with the Placement Agents, for the benefit of the holders, that Protection One Alarm Monitoring and the Guarantors will use their reasonable best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the registered notes for an issue of senior subordinated notes of Protection One Alarm Monitoring guaranteed by the Guarantors with terms identical to the outstanding notes, except that the registered notes will not bear legends restricting their transfer or provide for Additional Interest.

     In the event that applicable interpretations of the staff of the SEC do not permit Protection One Alarm Monitoring and the Guarantors to effect the Exchange Offer, or under some other circumstances, Protection One Alarm Monitoring and the Guarantors shall, at their cost, use their reasonable best efforts to cause to become effective a shelf registration statement with respect to resales of the notes and to keep the shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or a shorter period that will terminate when all notes covered by the shelf registration statement have been sold under the shelf registration statement. Protection One Alarm Monitoring and the Guarantors shall, in the event of a shelf registration, pro-vide to each holder copies of the prospectus, notify each holder when the shelf registration statement for the notes has become effective and take some other actions as are required to permit resales of the notes. A holder that sells its notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to some of the civil liability provisions under the Securities Act in connection with sales of the registered notes and will be bound by the provisions of the registration rights agreement that are applicable to a holder including some of the indemnification obligations.

     Because the Exchange Offer was not consummated and a shelf registration statement was not declared effective on or before the date that was six months after the Issue Date, the annual interest rate borne by the notes was increased by 0.50% per annum and will remain at this increased rate until the Exchange Offer is consummated or the shelf registration statement is declared effective. If Protection One Alarm Monitoring and the Guarantors effect the Exchange Offer, they will be entitled to close the Exchange Offer 20 business days after the commencement of the Exchange Offer, provided that they have accepted all notes theretofore validly surrendered and not withdrawn in compliance with the terms of the Exchange Offer. Outstanding notes not tendered in the Exchange Offer shall as of the consummation of this exchange offer revert to bearing interest at the rate of 8 1/8% per annum and will be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in "Transfer Restrictions." Registered notes issued in the Exchange Offer will also bear interest rate of 8 1/8% per annum.

     This summary of some provisions of the registration rights agreement does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the registration rights agreement, a copy of which is available from Protection One Alarm Monitoring upon request.


Covenants


     The indenture will provide that all of the following restrictive covenants will be applicable to Protection One, Inc. and its Restricted Subsidiaries unless and until a Fall-Away Event occurs. In this event, Protection One, Inc. and its Restricted Subsidiaries will be released from their obligations to comply with the restrictive covenants described below, other than "Limitation on Senior Subordinated Debt" and "Merger, Consolidation and Sale of Assets," as well as the related events of default under the notes and the indenture, unless these covenants are reinstated as described in "-- Fall-Away Event" above.


     Limitation on Incurrence of Additional Indebtedness


     The indenture will provide that Protection One, Inc. will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that Protection One, Inc. and its Restricted Subsidiaries may incur Indebtedness if the Interest Coverage Ratio at the time of incurrence of the Indebtedness, after giving pro forma effect to the incurrence as of the date and to the use of proceeds from the issuance, is greater than or equal to 2.25 to 1.

     Notwithstanding any other provision of this "Limitation on Incurrence of Additional Indebtedness" covenant, the maximum amount of Indebtedness that Protection One, Inc. or a Restricted Subsidiary may incur under this "Limitation on Incurrence of Additional Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     For purposes of determining compliance with this covenant, if an item of Permitted Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred under the first paragraph of this covenant, Protection One Alarm Monitoring shall, in its sole discretion, classify and, from time to time may reclassify, the item of Indebtedness and the item of Indebtedness will be treated as having been incurred under only one of the clauses of the definition of Permitted Indebtedness or under the first paragraph hereof except as otherwise shown in clause (5) of the definition of "Permitted Indebtedness." Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


     Limitation on Senior Subordinated Debt


     None of Protection One, Inc., Protection One Alarm Monitoring or any Restricted Subsidiary that is a Guarantor shall incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness, or Guarantor Senior Indebtedness, as applicable, unless the Indebtedness is ranked equally with, or subordinated in right of payment to, the notes or the notes Guarantees, as applicable, to at least the same extent as the notes are subordinated to Senior Indebtedness, or the notes Guarantees are subordinated to Guarantor Senior Indebtedness, as applicable; provided, however, that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness or Guarantor Senior Indebtedness that exists by reason of any Liens or Guarantees arising or created in respect of some but not all the Senior Indebtedness or Guarantor Senior Indebtedness.


     Limitation on Restricted Payments

     The indenture will provide that Protection One, Inc. will not, and will not cause or permit its Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment if at the time of the Restricted Payment and immediately after giving effect to the Restricted Payment:


     (1)  a Default or Event of Default shall have occurred and be continuing;


     (2) Protection One, Inc. is not able to incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant; or

     (3) the aggregate amount of Restricted Payments made after the Issue Date, the amount expended for those purposes, if other than in cash, being the fair market value of the property as determined by the board of directors of Protection One, Inc. in good faith, exceeds the sum of

          (a) (x) 100% of Consolidated EBITDA accrued after the Issue Date to the most recent date for which financial information has been filed with the SEC or provided to the trustee (taken as one accounting period), less
               (y) 1.75 times Consolidated Interest Expense for the same period, plus

          (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of Protection One, Inc. in good faith, received after the Issue Date by Protection One, Inc. or any Restricted Subsidiary from any Person, other than a Restricted Subsidiary of Protection One, Inc., from the issuance and sale after the Issue Date of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary, excluding any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from Protection One, Inc. or any Restricted Subsidiary, until and to the extent the borrowing is repaid, but including the proceeds from the issuance and sale, whether before or after the Issue Date, of any securities convertible into or exchangeable for Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary to the extent those securities are so converted or exchanged after the Issue Date and including any additional proceeds received by Protection One, Inc. or the Restricted Subsidiary upon the conversion or exchange, plus

          (c) without duplication of any amount included in clause (3)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (3)(b) above), received by Protection One, Inc. as a capital contribution after the Issue Date, plus

          (d)  $25 million, plus

          (e) an amount equal to the net reduction in Investments in any Unrestricted Subsidiary or in an Affiliate of Protection One, Inc. that is not controlled, directly or indirectly, by Protection One, Inc. resulting from payments of interest on debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to Protection One, Inc. or any Restricted Subsidiary or from the net proceeds (if other than cash, valued as provided in clause (3)(b) above) from the sale of any Investment (except, in each case, to the extent that any payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by Protection One, Inc. or any Restricted Subsidiary in the Person.


     Notwithstanding the foregoing, these provisions will not prohibit:


     (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration;

     (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of Protection One, Inc. or any Restricted Subsidiary or any warrants, options or other rights to acquire shares of any class of the Capital Stock either

          (a) solely in exchange for shares of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or other warrants, options or rights to acquire Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or

          (b) through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of shares of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or warrants, options or other rights to acquire Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary or

          (c) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of, Disqualified Capital Stock;


     (3) the making of any principal payment or the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of Protection One, Inc., Protection One Alarm Monitoring or any Subsidiary Guarantor which is subordinated in right of payment to the note Guarantee or the notes, as the case may be, in exchange for, or out of the proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of,


          (a) shares of Qualified Capital Stock of Protection One, Inc. or any Restricted Subsidiary, or options, warrants or other rights to acquire the Capital Stock or

          (b)  Refinancing Indebtedness;

     (4) payments or distributions to dissenting stockholders under applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets;

     (5) repurchases of warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if those warrants, options or rights represent a portion of the exercise price of the warrants, options or rights;

     (6) dividends on Qualified Capital Stock in an annual amount not to exceed 6.0% of the net cash proceeds received from shares of Qualified Capital Stock sold, other than to a Restricted Subsidiary, for the account of Protection One, Inc. or a Restricted Subsidiary; and


     (7) Investments, not to exceed more than $25 million at any time outstanding, in Unrestricted Subsidiaries or Affiliates of Protection One, Inc. not controlled, directly or indirectly, by Protection One, Inc.

In the case of clauses other than clauses (1), (2) and (7) above, however, no Event of Default shall have occurred or be continuing at the time of the payment or as a result of that payment. In determining the aggregate amount of Restricted Payments made after the Issue Date, amounts expended under clauses
(1), (2)(a), (2)(b), (3)(a), (4) and (6) shall be included in the calculation.


To the extent the issuance of Capital Stock and the receipt of capital contributions are applied to permit the issuance of Indebtedness under clause
(5) of the definition of Permitted Indebtedness, the issuance of the Capital Stock and the receipt of the capital contributions shall not be applied to permit payments under this covenant.

     Merger, Consolidation and Sale of Assets

     The indenture will provide that neither Protection One Alarm Monitoring nor Protection One, Inc. shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

     (1) the Person formed by the consolidation or into which Protection One Alarm Monitoring or Protection One, Inc., as applicable, is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of Protection One Alarm Monitoring or Protection One, Inc., substantially as an entirety, -

          (a) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and


          (b) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the obligations of Protection One Alarm Monitoring and/or Protection One, Inc., as applicable, for the due and punctual payment of the principal of, premium , if any, and interest on all the notes and the performance and observance of every covenant of the indenture on the part of Protection One Alarm Monitoring or on the part of Protection One, Inc. to be performed or observed;


     (2) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and

     (3) Protection One Alarm Monitoring or Protection One, Inc., as applicable, or the Person shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture comply with the "Merger, Consolidation and Sale of Assets" provisions of the indenture and that all conditions precedent provided for relating to the transaction have been satisfied.


These provisions apply only to a merger or consolidation in which Protection One Alarm Monitoring or a Guarantor, as applicable, is not the surviving corporation and to sales, conveyance, leases and transfers by Protection One Alarm Monitoring and Protection One, Inc. as transferor or lessor. The indenture further provides that upon consolidation by Protection One Alarm Monitoring or Protection

One, Inc., as applicable, with any other Person or merger by Protection One Alarm Monitoring or Protection One, Inc., as applicable, into any other Person or any sale, conveyance, transfer or lease of the properties and assets of Protection One Alarm Monitoring or Protection One, Inc., as applicable, substantially as an entirety to any Person in compliance with the preceding paragraph, the successor Person formed by the consolidation or into which Protection One Alarm Monitoring or Protection One, Inc., as applicable, is merged or to which the conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Protection One Alarm Monitoring and Protection One, Inc. under the indenture and Protection One, Inc. under its Guarantee, as applicable, with the same effect as if the successor Person had been named as Protection One Alarm Monitoring or Protection One, Inc. therein, respectively, and in the event of a conveyance or transfer, Protection One Alarm Monitoring and Protection One, Inc., as applicable, except in the case of a lease, shall be discharged of all obligations and covenants under the indenture, the notes and the Guarantee of Protection One, Inc.


     Limitation on Asset Sales

     Protection One, Inc. will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless

     (1) the consideration received by Protection One, Inc. or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the board of directors of Protection One, Inc. or the Restricted Subsidiary, as the case may be, and

     (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of Protection One, Inc. or any Restricted Subsidiary, other than Indebtedness to Protection One Alarm Monitoring or any Restricted Subsidiary;

provided, however, that Protection One, Inc. or the Restricted Subsidiary is irrevocably and unconditionally released from all liability under the indebtedness, or notes or other obligations that are promptly, but in no event more than 90 days after receipt, converted by Protection One, Inc. or the Restricted Subsidiary into cash or Temporary Cash Investments.


     In the event and to the extent that the Net Cash Proceeds received by Protection One, Inc. or any of its Restricted Subsidiaries from one or more Asset Sales occurring after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets, determined as of the date closest to the commencement of the 12-month period for which a consolidated balance sheet of Protection One, Inc. has been filed with the SEC or provided to the trustee, then Protection One, Inc. shall or shall cause the relevant Restricted Subsidiary to:


     (1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets

          (a) apply an amount equal to the amount of the Net Cash Proceeds in excess of 10% of Adjusted Consolidated Net Tangible Assets to permanently repay Senior Indebtedness or Guarantor Senior Indebtedness or any Indebtedness of any Restricted Subsidiary, other than a Subsidiary Guarantor, in each owing to a Person other than Protection One, Inc. or any of its Restricted Subsidiaries; or

          (b) invest, including by way of capital expenditure or acquisition of Capital Stock or assets, an equal amount, or the amount not so applied under clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of the agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) related, ancillary, or complementary to the business of Protection One, Inc. and its Restricted Subsidiaries existing on the date of the investment; and

     (2) apply, no later than the end of later of (x) the 12-month period referred to in clause (1) or (y) the additional period referred to in paragraph (b) of clause (1), the Net Cash Proceeds, to the extent not applied under clause (1), as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of the Net Cash Proceeds required to be applied, or to be committed to be applied, during the period shown in clause (1) of the preceding sentence and not applied as so required by the end of the period shall constitute "Excess Proceeds."


     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase under this "Limitation on Asset Sales" covenant totals at least $10 million, Protection One Alarm Monitoring must commence, not later than the fifteenth Business Day of that month, and consummate an Offer to Purchase from the holders and if required by the terms of any Indebtedness that is ranked equally with the notes ("Pari Passu Indebtedness"), from the holders of the Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of notes and Pari Passu Indebtedness equal to the Excess Proceeds on that date, at a purchase price equal to 100% of the principal amount of notes and Pari Passu Indebtedness, plus, in each case, accrued and unpaid interest, if any, to the payment date. If the aggregate principal amount of notes and any Pari Passu Indebtedness validly tendered by holders of notes and Pari Passu Indebtedness exceeds the amount of Excess Proceeds, the notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of this Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.


     Guarantees


     Protection One Alarm Monitoring's obligations under the notes are fully and unconditionally guaranteed on a senior subordinated basis by Protection One, Inc. and, subject to some limitations, by the domestic Restricted Subsidiaries of Protection One, Inc., so long as they remain Restricted Subsidiaries of Protection One, Inc. (each, a "Subsidiary Guarantor"). Accordingly, each note Guarantee is subordinated to the Guarantor Senior Indebtedness of the issuer of the note Guarantee on the same basis as provided above with respect to the subordination of Senior Subordinated Indebtedness of Protection One Alarm Monitoring to Senior Indebtedness of Protection One Alarm Monitoring. Neither Protection One, Inc. nor any Subsidiary Guarantor has any material Guarantor Senior Indebtedness, other than in respect of our credit facility.

     In addition to the Subsidiary Guarantors named in the indenture on the Closing Date, the indenture will provide that any new domestic Restricted Subsidiary of Protection One, Inc. shall become a Guarantor if and for so long as that Restricted Subsidiary provides a Guarantee in respect of Senior Indebtedness of Protection One Alarm Monitoring.

     The indenture will provide that if all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor is sold, including by issuance or otherwise, by Protection One, Inc. or any of its Restricted Subsidiaries in a transaction constituting an Asset Sale that does not otherwise violate the indenture, then the Subsidiary Guarantor, in the event of a sale or other disposition of all of the Capital Stock of the Subsidiary Guarantor, or the Person acquiring the assets, in the event of a sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor, shall be released and discharged of its obligations under the note Guarantee.

     Reports

     The indenture will provide that so long as any of the notes are outstanding, Protection One Alarm Monitoring or Protection One, Inc. will provide to the trustee and the holders of notes and file with the SEC, to the extent the submissions are accepted for filing by the SEC, copies of the annual reports and of the information, documents and other reports that Protection One Alarm Monitoring and Protection One, Inc. would have been required to file with the SEC under Sections 13 or 15(d) of the Exchange Act, regardless of whether either of them is then obligated to file the reports.

Events of Default

     The following events will be defined in the indenture as "Events of Default":

     (1) the failure to pay interest on the notes when interest becomes due and payable and the Default continues for a period of 30 days, whether or not the payment is prohibited by the provisions described under "-- Ranking and Subordination" above;

     (2) the failure to pay principal of or premium, if any, on any notes when the principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise, whether or not the payment is prohibited by the provisions described under "-- Ranking and Subordination" above, and the Default continues for five or more days;

     (3) a default in the observance or performance of any other covenant or agreement contained in the notes or the indenture, which default continues for a period of 60 days after Protection One Alarm Monitoring receives written notice of default specifying the default from the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

     (4) there occurs with respect to any issue or issues of Indebtedness of Protection One, Inc. or any Significant Restricted Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all the issues of all these Persons, whether the Indebtedness now exists or shall hereafter be created,

          (a) an event of default that has caused the holder of the Indebtedness to declare the Indebtedness to be due and payable before its Stated Maturity and the Indebtedness has not been discharged in full or the acceleration has not been rescinded or annulled within 60 days of the acceleration, and/or

          (b) the failure to make a principal payment at the final but not any interim fixed maturity and the defaulted payment shall not have been made, waived or extended within 60 days of the payment default;

     (5) any of the note Guarantees ceases to be in full force and effect or any of the note Guarantees is declared to be null and void and unenforceable or any of the note Guarantees is found to be invalid or any of the Guarantors denies its liability under its note Guarantee other than by reason of release of a Guarantor in compliance with the terms of the indenture;

     (6) one or more judgments in an aggregate amount in excess of $20 million, which are not covered by insurance as to which the insurer has not disclaimed coverage, being rendered against Protection One, Inc. or any of its Significant Restricted Subsidiaries and the judgment or judgments remain undischarged or unstayed for a period of 60 days after the judgment or judgments become final and nonappealable; and

     (7) some events of bankruptcy, insolvency or reorganization affecting Protection One, Inc. or any of its Significant Restricted Subsidiaries.


     Upon the happening of any Event of Default specified in the indenture, other than those of the type described in clause (7) of the preceding paragraph relating to Protection One, Inc. or Protection One Alarm Monitoring, the trustee may, and the trustee upon the request of holders of 25% in principal amount of the outstanding notes shall, or the holders of at least 25% in principal amount of outstanding notes may, declare the principal of all the notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to Protection One Alarm Monitoring and the trustee specifying the respective Event of Default and that it is an "Acceleration Notice." The Acceleration Notice


     (1)  shall become immediately due and payable or

     (2) if there are any amounts outstanding under our credit facility, will become due and payable upon the first to occur of an acceleration under our credit facility or five Business Days after receipt by Protection One Alarm Monitoring and the agent under our credit facility of the Acceleration Notice unless all Events of Default specified in the Acceleration Notice have been cured or waived.

     If an Event of Default with respect to bankruptcy proceedings relating to Protection One, Inc. or Protection One Alarm Monitoring occurs and is continuing, then the amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes.

     At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes then outstanding, by notice to the trustee, may rescind and cancel the declaration and its consequences if

     (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction,

     (2) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the notes that has become due solely by the declaration of acceleration,

     (3) to the extent the payment of the interest is lawful, interest (at the same rate specified in the notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by the declaration of acceleration has been paid,

     (4) Protection One Alarm Monitoring has paid the trustee its reasonable compensation and reimbursed the trustee for its reasonable expenses, disbursements and advances and

     (5) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (7) of the first paragraph of "-- Events of Default" above, the trustee has received an Officers' Certificate and Opinion of Counsel that the Default or Event of Default has been cured or waived.


     The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes. In the event of any Event of Default specified in clause (4) of the first paragraph of "--Events of Default," the Event of Default and all consequences of an Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 60 days after the Event of Default arose:


     (1) the Indebtedness that is the basis for the Event of Default has been discharged, or

     (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default, or

     (3) if the default that is the basis for the Event of Default has been cured.

     Protection One Alarm Monitoring is required to deliver to the trustee, within 120 days after the end of its fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether Protection One Alarm Monitoring has complied with its obligations under the indenture. In addition, Protection One Alarm Monitoring will be required to notify the trustee of the occurrence and continuation of any Default or Event of Default promptly after Protection One Alarm Monitoring becomes aware of the same.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default thereunder should occur and be continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to the provision for security or indemnification and some limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Satisfaction and Discharge of Indenture; Defeasance

     Protection One, Inc. and Protection One Alarm Monitoring may terminate their obligations under the indenture at any time by delivering all outstanding notes to the trustee for cancellation and paying all sums payable by them thereunder. Protection One, Inc. and Protection One Alarm Monitoring, at their option,

     (1) will be discharged from any and all obligations with respect to the notes, except for some of the obligations of Protection One Alarm Monitoring to register the transfer or exchange of the notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold moneys for payment in trust, or

     (2) need not comply with some of the restrictive covenants with respect to the indenture, if Protection One Alarm Monitoring deposits with the trustee, in trust, U.S. legal tender or U.S. Government Obligations or a combination of these that, through the payment of interest and premium on the notes and principal in respect of the notes in compliance with their terms, will be sufficient to pay all the principal of and interest and premium on the notes on the dates the payments are due or through any date of redemption, if earlier than the dates the payments are due, in any case in compliance with the terms of the notes, as well as the trustee's fees and expenses.

     To exercise either option, Protection One Alarm Monitoring is required to deliver to the trustee

     (1) an Opinion of Counsel or a private letter ruling issued to Protection One Alarm Monitoring by the Internal Revenue Service that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a discharge under clause (1) above, accompanied by a private letter ruling issued to Protection One Alarm Monitoring by the IRS to that effect,

     (2) Subject to some qualifications, an Opinion of Counsel that the funds deposited will not be subject to avoidance under applicable bankruptcy law and

     (3) an Officers' Certificate and an Opinion of Counsel that Protection One Alarm Monitoring has complied with all conditions precedent to the defeasance.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (1) above need not be delivered if all notes not previously delivered to the trustee for cancellation

     (1)  have become due and payable,

     (2)  will become due and payable on the maturity date within one year or

     (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Protection One Alarm Monitoring.

Modification of the Indenture

     From time to time, Protection One, Inc., Protection One Alarm Monitoring and the trustee, together, without the consent of the holders of the notes, may amend or supplement the indenture for some specified purposes, including curing ambiguities, defects or inconsistencies, or making any other change that, in the good faith opinion of the Board of Directors of Protection One, Inc., does not materially and adversely affect the rights of the Holders. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes, except that, without the consent of each holder of the notes affected thereby, no amendment may, directly or indirectly:

     (1)  reduce the amount of notes whose holders must consent to an amendment;

     (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

     (3) reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (4) make any notes payable in money other than that stated in the notes and the indenture;

     (5) make any change in provisions of the indenture protecting the right of each holder of a note to receive payment of principal of, premium on and interest on the note on or after the due date of the note or to bring suit to enforce the payment or permitting holders of a majority in principal amount of the notes to waive a Default or Event of Default; or

     (6) after Protection One Alarm Monitoring's obligation to purchase the notes arises under the indenture, amend, modify or change the obligation of Protection One Alarm Monitoring to make or consummate an Offer to Purchase or waive any default in the performance of an Offer to Purchase or modify any of the provisions or definitions with respect to any offer.

No Personal Liability of Directors, Officers, Employees and Stockholders


     No director, officer, employee, incorporator or stockholder of Protection One, Inc. or Protection One Alarm Monitoring, shall have any liability for any obligations of Protection One, Inc. or Protection One Alarm Monitoring under the notes or the indenture or for any claim based on, in respect of, or by reason of the obligations or their creation. Each Holder by accepting a note waives and releases all liability of directors, officers, employees and stockholders. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that this type of waiver is against public policy.


Concerning the Trustee

     The indenture contains some limitations on the rights of the trustee, should it become a creditor of Protection One, Inc. or Protection One Alarm Monitoring, to obtain payment of claims in some cases, or to realize on some of the property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, with some exceptions. The indenture provides that in case an Event of Default shall occur, which shall not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of that person's own affairs. Under these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


     The Bank of New York acts as Trustee under various of our and our affiliates' indentures, as subscription and information agent for the rights offering of Westar Industries and in various other capacities for us and our affiliates from time to time, for which it receives customary compensation.


Governing Law

     The indenture provides that it and the notes will be governed by, and construed in compliance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Definitions

     Set forth below is a summary of some of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all these terms, as well as any other terms used in this "Description of the Registered Notes" for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time that Person becomes a Restricted Subsidiary or at the time it merges or consolidates with

Protection One, Inc. or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from that Person and not incurred by that Person in connection with, or in anticipation or contemplation of, that Person becoming a Restricted Subsidiary or the acquisition, merger or consolidation.


     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of Protection One, Inc. and its Restricted Subsidiaries, less applicable depreciation, amortization and other valuation reserves, except to the extent resulting from write-ups of capital assets, excluding write-ups in connection with accounting for acquisitions in conformity with GAAP, after deducting therefrom

     (1) all current liabilities of Protection One, Inc. and its Restricted Subsidiaries, excluding intercompany items, and


     (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,


all as shown on the most recent quarterly or annual consolidated balance sheet of Protection One, Inc. and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee.


     "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the redemption date, plus 0.50%.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" means

     (1) any transaction under which any Person shall become a Restricted Subsidiary or shall be consolidated or merged with Protection One, Inc. or any Restricted Subsidiary or

     (2) the acquisition by Protection One, Inc. or any Restricted Subsidiary of assets of any Person comprising a division or line of business of the Person.

     "Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions by Protection One, Inc. or any of its Restricted Subsidiaries to any Person other than Protection One, Inc. or any of its Restricted Subsidiaries of

     (1) all or any of the Capital Stock of any Restricted Subsidiary owned by Protection One, Inc. or any Restricted Subsidiary,

     (2) all or substantially all of the property and assets of an operating unit or business of Protection One, Inc. or any of its Restricted Subsidiaries or

     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary or in any Affiliate of Protection One, Inc. not controlled, directly or indirectly, by Protection One, Inc.) of Protection One, Inc. or any of its Restricted Subsidiaries outside the ordinary course of business of Protection One, Inc. or the Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of Protection One, Inc.;

provided that "Asset Sale" shall not include

     (a) sales, transfers or other dispositions of inventory, receivables, equipment leases, capital lease obligations and other current assets,

     (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant,

     (c) bona fide sales, transfers or other dispositions of assets for consideration, including cash equalization payments, at least equal to the fair market value, as determined by the Board of Directors of Protection One, Inc., of the assets sold, transferred or disposed of, to the extent that the consideration received would satisfy clause
          (1)(b) of the "Limitation on Asset Sales" covenant,

     (d) sales or other dispositions of delinquent accounts receivable for collection in the ordinary course of business,


     (e) sales or other dispositions of obsolete assets or assets no longer useful in the conduct of Protection One, Inc.'s or the Restricted Subsidiary's business,


     (f) sales or other dispositions resulting from any casualty or condemnation of property,

     (g) licenses and sublicenses of intellectual property and general intangibles and licenses, leases or subleases in the ordinary course of business, or

     (h) sales or other dispositions of assets in any given fiscal year in an amount less than or equal to $5 million.

     "Business Day" means any day, other than a day which is a Saturday, Sunday or legal holiday in the state of New York, on which banks are open for business in New York, New York.

     "Capital Stock" means

     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of capital stock of the Person and

     (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of the Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of the Person to pay rent or other amounts under a lease to which the Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of the obligation at any date shall be the capitalized amount of the obligation at that date, determined in compliance with GAAP.

     "Change of Control" means


     (1) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group," within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, other than the Principal and its Related Parties, becomes the "beneficial owner," as the term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, directly or indirectly, of more than 50% of the Voting Stock of Protection One, Inc. or Protection One Alarm Monitoring, measured by voting power rather than number of shares, or


     (2) the first day on which at least a majority of the members of the Board of Directors of Protection One, Inc. or Protection One Alarm Monitoring are not Continuing Directors.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

     "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in compliance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     "Comparable Treasury Price" means, with respect to any redemption date,

     (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as shown in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

     (2) if the release, or any successor release, is not published or does not contain the prices on the applicable Business Day,

          (a) the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

          (b) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all of the Quotations.

     "Consolidated EBITDA" means, for any period, the net income of Protection One, Inc. and its Restricted Subsidiaries for the period plus, to the extent the amount was deducted in calculating the net income

     (1)  Consolidated Interest Expense,

     (2)  income taxes,

     (3)  depreciation expense,

     (4)  amortization expense,


     (5) all other non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles reducing the net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing the net income, all as determined on a consolidated basis for Protection One, Inc. and its Restricted Subsidiaries in conformity with GAAP,

     (6) upfront expenses resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, Dispositions, Asset Acquisitions and similar transactions to the extent these expenses reduce net income, and


     (7)  gains or losses on Dispositions;


provided that Consolidated EBITDA shall not include


          (a) the net income (or net loss) of any Person that is not a Restricted Subsidiary, except

               (i) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to Protection One, Inc. or any of its Restricted Subsidiaries by that Person during that period and

               (ii) with respect to net losses, to the extent of the amount of investments made by Protection One, Inc. or any Restricted Subsidiary in that Person during that period;

          (b) solely for the purposes of calculating the amount of Restricted Payments that may be made under the first clause (3) of the "Limitation on Restricted Payments" covenant described above, and in that case, except to the extent includable under clause (a) above, the net income, or net loss, of any Person accrued before the date it becomes a

               Restricted Subsidiary or is merged into or consolidated with Protection One, Inc. or any Restricted Subsidiary or all or substantially all of the property and assets of that Person are acquired by Protection One, Inc. or any of its Restricted Subsidiaries; and

          (c) the net income of any Restricted Subsidiary, other than Protection One Alarm Monitoring, to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or Preferred Stock outstanding on the Issue Date or incurred or issued thereafter without violation of the indenture; provided that the terms of any agreement restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment, beyond any applicable period of grace, contained in the agreement or instrument and provided the terms are determined by Protection One, Inc. to be customary in comparable financings and the restrictions are determined by Protection One, Inc. not to materially affect Protection One Alarm Monitoring's ability to make principal or interest payments on the notes when due).

     "Consolidated Interest Expense" means, with respect to Protection One, Inc. for any period, without duplication, the sum of

     (1) the interest expense of the Person and its Restricted Subsidiaries for the period as determined on a consolidated basis in compliance with GAAP, including, without limitation,


          (a) any amortization of debt discount, other than discount arising solely as a result of the incurrence of Indebtedness that is part of an investment unit together with one or more additional securities,


          (b) the net cost under Interest Swap Agreements, including any amortization of discounts,

          (c)  the interest portion of any deferred payment obligation,

          (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and

          (e)  all accrued interest and


     (2) the interest component of Capitalized Lease Obligations paid or accrued by the Person and its Restricted Subsidiaries during the period as determined on a consolidated basis in compliance with GAAP; excluding, however,


          (a) any amount of the interest of any Restricted Subsidiary if the net income of the Restricted Subsidiary is excluded in the calculation of Consolidated

               EBITDA under clause (c) of the definition of Consolidated EBITDA, but only in the same proportion as the net income of the Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA under clause (c) of the definition of Consolidated EBITDA; and

          (b) the amortization of deferred financing costs related to the issuance of the notes or to the funding of our credit facility, all as determined on a consolidated basis for Protection One, Inc. and its Restricted Subsidiaries in conformity with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Protection One, Inc. or Protection One Alarm Monitoring, as applicable, who

     (1)  was a member of the Board of Directors on the date of the indenture or

     (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

     "credit facility" means the Credit Agreement between Westar Capital and Protection One Alarm Monitoring, dated April 1, 1998, as amended August 17, 1998, as that agreement may be amended, including any amendment and restatement of the Credit Agreement, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including by way of adding Subsidiaries of Protection One Alarm Monitoring as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under that agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, it being agreed that the Revolving Credit Agreement to be entered into on or about the date of the indenture among Protection One Alarm Monitoring, as borrower, NationsBank, N.A., as administrative agent, and the lenders party thereto from time to time shall, upon its execution and delivery, constitute our credit facility for purposes of this definition.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Debt Rating" shall mean the rating assigned to the notes by Moody's or S&P, as the case may be.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means

     (1)  all Obligations under our credit facility and

     (2) any other Senior Indebtedness of Protection One Alarm Monitoring which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least

          $35.0 million and is specifically designated by Protection One Alarm Monitoring in the instrument evidencing or governing the Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving that Person (whether or not that Person is the Surviving Person) or the sale, assignment, or transfer, lease, conveyance or other disposition of all or substantially all of that Person's assets or Capital Stock.

     "Disqualified Capital Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures, excluding any maturity as the result of an optional redemption by the issuer of Capital Stock, or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder of Capital Stock, except, in each case, upon the occurrence of a Change of Control if the Capital Stock requires that the Change of Control Offer with respect to the notes be completed before any similar offer being made with respect to the Capital Stock, in whole or in part, on or before the final maturity date of the notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder of Capital Stock before the final maturity date of the notes shall be deemed Disqualified Capital Stock.


     "GAAP" means generally accepted accounting principles in the United States of America, including those shown in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the SEC or in any other statements by any other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP as in effect on the date of the indenture.


     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Indebtedness" means with respect to any Person, without duplication, any liability of the Person

     (1)  for borrowed money,

     (2)  evidenced by bonds, debentures, notes or other similar instruments,

     (3)  constituting Capitalized Lease Obligations,

     (4) incurred or assumed as the deferred purchase price of property or services, or under conditional sale obligations and title retention agreements, but excluding trade accounts payable arising in the ordinary course of business,

     (5) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

     (6)  for Indebtedness of others guaranteed by the Person,

     (7) for Interest Swap Agreements, Commodity Agreements and Currency Agreements and

     (8) for Indebtedness of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of the first referred to Person, the amount of the Indebtedness being deemed to be the lesser of the value of the property or asset or the amount of the Indebtedness so secured.

     The amount of Indebtedness of any Person at any date shall be

     (1) the outstanding principal amount of all unconditional obligations described above, as the amount would be calculated in compliance with GAAP,

     (2) the accreted value of Indebtedness, in the case of any Indebtedness issued with original issue discount, and

     (3) the principal amount of Indebtedness, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent Investment Banker" means any Reference Treasury Dealer appointed by the trustee after consultation with Protection One Alarm Monitoring.


     "Interest Coverage Ratio" means, on any date, the ratio of

     (1) the Consolidated EBITDA for the then most recently completed fiscal quarter before the date for which reports have been filed with the SEC or provided to the trustee (the "Quarter") to

     (2)  the aggregate Consolidated Interest Expense during the Quarter.

     In making the foregoing calculation,

          (a) pro forma effect shall be given to any Indebtedness incurred or repaid during the period (the "Reference Period") commencing on the first day of the Quarter and ending on the date of calculation other than

               (i) Indebtedness incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder, or under any predecessor revolving credit or similar arrangement, in effect on the last day of the Quarter unless any portion of the debt is projected, in the reasonable judgment of the senior management of Protection One Alarm Monitoring, to remain outstanding for a period in excess of 12 months from the date of the incurrence of Indebtedness, and

               (ii) Permitted Indebtedness incurred on the date of calculation,

     in each case as if the Indebtedness had been incurred or repaid on the first day of the Reference Period;

          (b) Consolidated Interest Expense attributable to interest on any Indebtedness, whether existing or being incurred, computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of calculation, taking into account any Interest Swap Agreement applicable to the Indebtedness if the Interest Swap Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of the Indebtedness, had been the applicable rate for the entire period;

          (c) pro forma effect shall be given to Asset Sales and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sales to any discharge or other relief from Indebtedness to which Protection One, Inc. and the Restricted Subsidiaries are not liable following the Asset Sale and for cost savings resulting in connection with an Asset Acquisition as anticipated in good faith to be realized within the next 12 months whether or not the cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC; provided, however, that the cost savings were identified and quantified in good faith in an Officer's Certificate delivered to the trustee contemporaneously with the relevant calculation of the Interest Coverage Ratio) that occur during the Reference Period as if they had occurred and the proceeds had been applied on the first day of the Reference Period; and

          (d) pro forma effect shall be given to asset sales and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset sale to any discharge or other relief from Indebtedness to which Protection One, Inc. and the Restricted Subsidiaries are not liable following the asset sale and for cost savings resulting in connection with an asset acquisition as anticipated in good faith to be realized within the next 12 months whether or not those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC; provided, however, that the cost savings were identified and quantified in good faith in an Officer's Certificate delivered to the trustee contemporaneously with the relevant calculation of the Interest Coverage Ratio) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Protection One, Inc. or any Restricted Subsidiary during the Reference Period and that would have constituted Asset Sales or Asset Acquisitions had the transactions occurred when the Person was a Restricted Subsidiary as if the asset sales or asset acquisitions were Asset Sales or Asset Acquisitions that occurred on the first day of the Reference Period;

          provided that to the extent that clause (c) or (d) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Sales, the pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.


     "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit, including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Protection One, Inc. or its Restricted Subsidiaries, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, the Person and shall include

     (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and

     (2) the retention of the Capital Stock, or any other Investment, by Protection One, Inc. or any of its Restricted Subsidiaries, of, or in, any Person that has ceased to be a Restricted Subsidiary.

For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time the Investment is made or reduced.

     "Investment Grade Status" exists as of a date and thereafter if at the date either

     (1) the Debt Rating of Moody's is at least Baa3 (or the equivalent) or higher or

     (2)  the Debt Rating of S&P is at least BBB- (or the equivalent) or higher.

     "Issue Date" means the date of original issuance of the notes.


     "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.


     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business of Moody's.

     "Net Cash Proceeds" means,

     (1) with respect to any Asset Sale, the proceeds of the Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of the proceeds, when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

          (a) brokerage commissions and other fees and expenses, including fees and expenses of counsel and investment bankers, related to the Asset Sale,

          (b) provisions for all taxes, whether or not the taxes will actually be paid or are payable, as a result of the Asset Sale without regard to the consolidated results of operations of Protection One, Inc. and its Restricted Subsidiaries, taken as a whole,

          (c) payments made to repay debt or any other obligation outstanding at the time of the Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of the sale, and

          (d) appropriate amounts to be provided by Protection One, Inc. or any Restricted Subsidiary as a reserve against any liabilities associated with the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale, all as determined in conformity with GAAP and

     (2) with respect to any issuance or sale of Capital Stock, the proceeds of the issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component thereof, when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.


     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.


     "Offer to Purchase" means an offer to purchase notes by Protection One Alarm Monitoring from the Holders commenced by mailing a notice to the trustee and each Holder stating:

     (1) the covenant under which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;


     (2) the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed (the "Payment Date");


     (3) that any note not tendered will continue to accrue interest by its terms;

     (4) that, unless Protection One Alarm Monitoring defaults in the payment of the purchase price, any note accepted for payment under the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

     (5) that Holders electing to have a note purchased under the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice before the close of business on the Business Day immediately preceding the Payment Date;


     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of notes delivered for purchase and a statement that the Holder is withdrawing his election to have the notes purchased; and


     (7) that Holders whose notes are being purchased only in part will be issued registered notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.

     The offer to purchase shall further describe the material facts and circumstances related to the event with respect to which the particular Offer to Purchase is being made, as determined in good faith by Protection One Alarm Monitoring.

     On the Payment Date, Protection One Alarm Monitoring shall

     (1) accept for payment on a pro rata basis notes or portions of notes validly tendered and not withdrawn under an Offer to Purchase and, in the case of an Offer to Purchase under the "Limitation on Asset Sales" covenant, having an aggregate principal amount not in excess of the Excess Proceeds in respect of the Offer to Purchase, subject to the provisions of the covenant related to Pari Passu Indebtedness,

     (2) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions accepted; and

     (3) deliver, or cause to be delivered, to the trustee all notes or portions accepted together with an Officers' Certificate specifying the notes or portions accepted for payment by Protection One Alarm Monitoring. The Paying Agent shall promptly mail to the Holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to the Holders a new note equal in principal amount to any unpurchased portion of the note surrendered;

provided, however, that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. Protection One Alarm Monitoring will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. Protection One Alarm Monitoring will comply with

Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent the laws and regulations are applicable, if Protection One Alarm Monitoring is required to repurchase notes under an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions for the Offer to Purchase, Protection One Alarm Monitoring will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to the Offer to Purchase by virtue of its compliance with the applicable securities laws and regulations.


     "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of Protection One Alarm Monitoring, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to Protection One Alarm Monitoring or the trustee.

     "Paying Agent" means any Person (including Protection One Alarm Monitoring acting as Paying Agent) authorized by Protection One Alarm Monitoring to pay the principal of, premium, if any, or interest on any notes on behalf of Protection One Alarm Monitoring.


     "Permitted Indebtedness" means, without duplication,

     (1) Indebtedness outstanding on the Issue Date or on any Reinstatement Date, including, without limitation, the Convertible notes, Discount notes, Senior notes and Capitalized Lease Obligations;


     (2) Indebtedness of Protection One, Inc. and any of its Restricted Subsidiaries incurred under our credit facility, including letter of credit obligations, provided that the aggregate principal amount at any time outstanding does not exceed $500.0 million, less any amount of the Indebtedness permanently repaid as provided in the "Limitation on Asset Sales" covenant;


     (3) Indebtedness evidenced by or arising under the notes, the note Guarantees and the indenture in respect of the notes;

     (4) Interest Swap Agreements, Commodity Agreements and Currency Agreements; provided, however, that the agreements are entered into for bona fide hedging purposes and not for speculative purposes;


     (5) additional Indebtedness of Protection One, Inc. or any of its Restricted Subsidiaries not otherwise permitted under the "Limitation on Incurrence of Additional Indebtedness" covenant, in an aggregate principal amount that, when aggregated with the aggregate principal amount of all other Indebtedness then outstanding and incurred under this clause (5), does not at any one time outstanding exceed the sum of

          (a)  $75 million and

          (b) without duplication, 100% of the net proceeds received by Protection One, Inc. or any Restricted Subsidiary from the issue or sale after the Issue Date of Qualified Capital Stock, including upon the conversion or exchange of any Indebtedness, including the Convertible notes, or net proceeds contributed to the capital of Protection One, Inc. or any Restricted Subsidiary, other than in respect of Disqualified Capital Stock, as determined in compliance with the first clauses (3)(b) and (3)(c) of the "Limitation on Restricted Payments" covenant to the extent the net proceeds have not been applied under the clause to make Restricted Payments or to effect other transactions under the second paragraph of the "Limitation on Restricted Payments" covenant, it being understood that any Indebtedness incurred under this clause (5) shall cease to be deemed incurred or outstanding for purposes of this clause (5) from and after the first date on which Protection One, Inc. could have incurred the Indebtedness under the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant without reliance upon this clause (5), and the Indebtedness shall thereupon be deemed to have been so incurred;


     (6) Refinancing Indebtedness, other than in respect of Indebtedness incurred under clauses (2) and (5) of this definition;


     (7) Indebtedness owed by Protection One, Inc. to any Restricted Subsidiary, so long as it shall remain a Restricted Subsidiary of Protection One, Inc., or by any Restricted Subsidiary, so long as it remains a Restricted Subsidiary, to Protection One, Inc. or any Restricted Subsidiary;

     (8) guarantees by Protection One, Inc. or Restricted Subsidiaries of any Indebtedness permitted to be incurred under the indenture;

     (9) Indebtedness in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers' acceptances, completion guarantees and surety or appeal bonds provided by Protection One, Inc. or any of its Restricted Subsidiaries in the ordinary course of their business or Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

     (10) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Protection One, Inc. or any of its Restricted Subsidiaries under those agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of Protection One, Inc., other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of the business assets or its Restricted Subsidiaries for the purpose of financing the acquisition, in a principal amount not to exceed the gross proceeds, including non-cash proceeds, actually received by Protection One, Inc. or any of its Restricted Subsidiaries in connection with the disposition; provided, however, that the Indebtedness is not reflected on the balance sheet of Protection One, Inc. or any Restricted Subsidiary, contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on the balance sheet for purposes of this clause;

     (11) Indebtedness, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the price or cost of the bona fide acquisition, construction or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning the assets, or incurred to refinance any purchase price or cost of acquisition, construction or improvement, provided, however, that no Indebtedness may be incurred under this clause (11) if the amount of Indebtedness outstanding under this clause (11) exceeds 5% of the total consolidated assets of Protection One, Inc. and its Subsidiaries as shown on its consolidated balance sheet as of the most recently completed fiscal quarter before the incurrence of Indebtedness under this clause (11) for which financial statements have been filed with the SEC or provided to the trustee;


     (12) additional Indebtedness incurred for the purpose of financing all or any part of capital expenditures in an amount not to exceed $25 million at any time outstanding; and


     (13) Indebtedness of Persons that are acquired by Protection One, Inc. or any of its Restricted Subsidiaries or merged into Protection One, Inc. or any of its Restricted Subsidiaries in compliance with the terms of the indenture; provided, however, that the Indebtedness is not incurred in contemplation of the acquisition or merger; and provided further that after giving effect to the acquisition or merger, Protection One, Inc. would be permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant.


     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision of a governmental agency.

     "Preferred Stock" of any Person means any Capital Stock of the Person that has preferential rights to any other Capital Stock of the Person with respect to dividends or redemptions or upon liquidation.

     "Principal" means Western Resources, Inc.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.


     "Rating Agencies" means S&P and Moody's.


     "Rating Category" means

     (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D or equivalent successor categories;

     (2) with respect to Moody's any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C or equivalent successor categories; and

     (3) the equivalent of the categories referred to in clauses (1) and (2) above of S&P and Moody's used by another rating agency.

In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).


     "Rating Decline" means

     (1) a decrease of two or more gradations, including gradations within Rating Categories as well as between Rating Categories, in the rating of the notes by either Rating Agency from the rating of the notes by the Rating Agency or


     (2) a withdrawal of the rating of the notes by either Rating Agency, provided that the decrease or withdrawal occurs on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by Protection One Alarm Monitoring to effect a Change of Control, which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency.


     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Union Capital Markets, a division of Wheat First Securities, Inc., NationsBanc Montgomery Securities LLC and TD Securities (USA) Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Protection One Alarm Monitoring shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by a Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the redemption date.

     "Refinancing Indebtedness" means any refinancing by Protection One, Inc. or its Restricted Subsidiaries of Indebtedness of Protection One, Inc. or any of its Restricted Subsidiaries incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant that does not

     (1) result in an increase in the aggregate principal amount of Indebtedness, the principal amount to include, for purposes of this definition, any premiums, fees, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness, of the Person or

     (2)  create Indebtedness with

          (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or

          (b) a final maturity earlier than the final maturity of the Indebtedness being refinanced; provided that Indebtedness of Protection One, Inc. or Protection One Alarm Monitoring, other than Guarantor Senior Indebtedness or Senior Indebtedness, as the case may be, that is refinanced by issuing Indebtedness of any Restricted Subsidiary, other than Protection One Alarm Monitoring, shall not be deemed to be Refinancing Indebtedness.

     "Related Party" with respect to the Principal means

     (1) any controlling stockholder or 80% (or more) owned Subsidiary of the Principal or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or the other Persons referred to in the immediately preceding clause (1).

     "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal and interest that would be due after the related redemption date but for the redemption; provided, however, that, if the redemption date is not an interest payment date with respect to the note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued and unpaid to the redemption date.


     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any issue of Senior Indebtedness lacks a representative, then the Representative for the issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of the issue of Senior Indebtedness.


     "Restricted Payment" means


     (1) the declaration or payment of any dividend or the making of any other distribution, other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock or dividends or distributions by a Restricted Subsidiary so long as in the case of any dividend or distribution payable on or in respect of any class or series of Capital Stock issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, Protection One, Inc. or a Restricted Subsidiary receives at least its pro rata share of the dividend or distribution in compliance with its interest in the Capital Stock on shares of Protection One, Inc.'s Capital Stock,

     (2) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of Protection One, Inc., or any warrants, rights or options to acquire shares of Capital Stock of Protection One, Inc., other than through the exchange of the Capital Stock or any warrants, rights or options to acquire shares of any class of the Capital

          Stock for Qualified Capital Stock or any warrants, rights or options to acquire Qualified Capital Stock,


     (3) the voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of Protection One, Inc., Protection One Alarm Monitoring or any Subsidiary Guarantor that is subordinated in right of payment to the notes or note Guarantees, and


     (4) Investments in Unrestricted Subsidiaries or in Affiliates of Protection One, Inc. that are not, directly or indirectly, controlled by Protection One, Inc.

     "Restricted Subsidiary" means a direct or indirect Subsidiary of Protection One, Inc. other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Protection One, Inc. existing as of the Issue Date, including Protection One Alarm Monitoring, unless the context otherwise requires.


     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business of S&P.

     "Secured Indebtedness" means any Indebtedness of Protection One, Inc. or a Restricted Subsidiary secured by a Lien.


     "Senior Indebtedness" means, as to Protection One Alarm Monitoring or any Guarantor, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of Protection One Alarm Monitoring or the Guarantor, including interest, including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Protection One Alarm Monitoring or the Guarantor or any Restricted Subsidiary of Protection One Alarm Monitoring or the Guarantor, whether or not a claim for post-filing interest is allowed in the proceeding, and premium, if any, thereon, and other monetary amounts, including fees, expenses, reimbursement obligations under letters of credit and indemnities, owing in respect of the Indebtedness unless, in the instrument creating or evidencing the Indebtedness or under which the same is outstanding, it is provided that the obligations in respect of the Indebtedness ranks pari passu with or subordinate to the notes; provided, however, that Senior Indebtedness will not include


     (1) any obligation of Protection One Alarm Monitoring to any Restricted Subsidiary,

     (2) any liability for federal, state, foreign, local or other taxes owed or owing by Protection One Alarm Monitoring,

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including Guarantees of the Indebtedness or instruments evidencing those liabilities,

     (4) any Indebtedness, Guarantee or obligation of Protection One Alarm Monitoring that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Protection One Alarm Monitoring, including any Senior Subordinated Indebtedness, as to which the notes expressly shall rank pari passu in right of payment, unless the Senior Subordinated Indebtedness is expressly made junior in right of payment to the notes, or

     (5)  obligations in respect of any Capital Stock.


     "Senior Subordinated Indebtedness" means the notes, Convertible notes, Discount notes, and any other Indebtedness of Protection One Alarm Monitoring that specifically provides that the Indebtedness is to rank pari passu with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Protection One Alarm Monitoring which is not Senior Indebtedness.


     "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, of the Securities Act, as the Regulation is in effect on the Issue Date.


     "Stated Maturity," when used with respect to any notes or any installment of principal thereof, means the date specified in such notes as the fixed date on which the principal of such notes or such installment of principal is due and payable.


     "Subsidiary," with respect to any Person, means

     (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by the Person or

     (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by the Person. Notwithstanding anything in the indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of the indenture.


     "Subsidiary Guarantors" means each direct and indirect domestic Restricted Subsidiary of Protection One, Inc. that is required to execute a Guarantee under the indenture.


     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving the Disposition or the Person to which the Disposition is made.

     "Temporary Cash Investment" means any of the following:

     (1) direct obligations of the United States of America or any agency of the United States of America or obligations fully and/or unconditionally guaranteed by the United States of America or any agency of the United States of America;

     (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state of the United States of America or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million, or its foreign currency equivalent, and has outstanding debt which is rated "A," or the similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;


     (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation, other than an Affiliate of Protection One Alarm Monitoring, organized and in existence under the laws of the United States of America, any state of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's or "A-1" or higher according to S&P, and


     (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority of any state, commonwealth or territory of the United States of America, and rated at least "A" by S&P or Moody's.


     "Transaction Date" means, with respect to the incurrence of any Indebtedness by Protection One Alarm Monitoring or any Restricted Subsidiaries, the date the Indebtedness is to be incurred and, with respect to any Restricted Payment, the date the Restricted Payment is to be made.


     "Unrestricted Subsidiary" means

     (1) any Subsidiary of Protection One, Inc. that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary, including any newly acquired or newly formed Subsidiary of Protection One, Inc., other than Protection One Alarm Monitoring, to be an Unrestricted Subsidiary unless the Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Protection One, Inc. or any Restricted Subsidiary; provided that


          (a) any Guarantee by Protection One, Inc. or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "incurrence" of the Indebtedness and the "Investment" by Protection One, Inc. or the Restricted Subsidiary (or both, if applicable) at the time of designation;

          (b)  either

               (i) the Subsidiary to be so designated has total assets of $1,000 or less or

               (ii) if the Subsidiary has assets greater than $1,000, the designation would be permitted under the "Limitation on Restricted Payments" covenant described above and


         (c) if applicable, the incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under the "Limitation on Incurrence of Additional Indebtedness" and "Limitation on Restricted Payments."


     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that

     (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation and


     (2) all Indebtedness of the Unrestricted Subsidiary outstanding immediately after the designation would, if incurred at the time, have been permitted to be incurred, and shall be deemed to have been incurred, for all purposes of the indenture.


Any designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in the obligations, of the United States of America, including any agency or instrumentality of the United States of America, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.


     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or individuals performing similar functions of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

     (1) the then outstanding aggregate principal amount of the Indebtedness into

     (2)  the total of the product obtained by multiplying

          (a) the amount of each then remaining installment, sinking fund, serial maturity or other required

          (b) payment of principal, including payment at final maturity, in respect thereof, by

          (c) the number of years, calculated to the nearest one-twelfth, which will elapse between the date and the making of the payment.

     "Wholly Owned Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of the Subsidiary, other than any director's qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law, by the Person or one or more Wholly Owned Subsidiaries of the Person.

                          BOOK-ENTRY; DELIVERY AND FORM

The Global Certificate

     The Depository Trust Company, New York, New York, or DTC, will act as securities depository for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered note certificate will be issued for the notes, in the aggregate principal amount of the issue, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of notes Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued. See "Certificated Securities" below.

     To facilitate subsequent transfers, all notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which Direct Participants may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the security documents. Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

     Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Redemption proceeds, distributions and dividend payments on the notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the exchange agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the exchange agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of us or the exchange agent, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

     A Beneficial Owner shall give notice to elect to have its notes purchased or tendered, through its Participant, to the exchange agent, and shall effect delivery of such notes by causing the Direct Participant to transfer the Participant's interest in the notes, on DTC's records, to the exchange agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered notes to the exchange agent's DTC account.

Certificated Securities

     DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the exchange agent. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

                              PLAN OF DISTRIBUTION


     Based on an interpretation by the staff of the SEC in no-action letters issued to third parties in similar transactions, we believe that registered notes issued to you in the exchange offer in exchange for your outstanding notes may be offered for resale, resold and otherwise transferred by you, unless you are an "affiliate" of our company, Protection One, Inc. or any of its subsidiaries, within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this applies only if your registered notes are acquired in the ordinary course of your business and you have no arrangement with any person to participate in the distribution of your registered notes. We refer you to the "Exxon Capital Holdings Corporation" SEC No-Action Letter available May 13, 1988, the "Morgan Stanley & Co. Incorporated" SEC No-Action Letter available June 5, 1991, the "Shearman & Sterling" SEC No-Action Letter available July 2, 1993 and the "Brown & Wood LLP" SEC No-Action Letter available February 7, 1997 for support of our belief.

     If you are a broker-dealer that receives registered notes for your own account in the exchange offer, you must acknowledge that you will deliver a prospectus with any resale of the registered notes. This prospectus may be used by you in connection with resales of your registered notes received in exchange for outstanding notes where your outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to you for use in connection with any resale. In addition, until 40 days after consummation of the exchange offer, 2001, if you are a broker-dealer effecting transactions in the registered notes, you may be required to deliver this prospectus.

     If you are a broker-dealer and receive your registered notes for your own account in the exchange offer, you may sell from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on your registered notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Your resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any registered notes. If you are a broker-dealer that resells registered notes that were received by you for your own account and you participate in a distribution of your registered notes, you may be deemed to be an underwriter within the Securities Act, and any profit on any resale of registered notes, commissions or concessions received by you may be underwriting compensation under the Securities Act . The letter of transmittal states that by acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act , you will not be admitting that you are an underwriter within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than any taxes you may incur in connection with the exchange offer and commissions or concessions of any broker-dealers. We have agreed to indemnify you, including any broker-dealers, against some liabilities, including some liabilities under the Securities Act.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     The following discussion summarizes material federal income tax consequences of the exchange of the outstanding notes under existing federal income tax law. These consequences may change in the future and affect you adversely. This summary does not discuss all aspects of federal income taxation which may be relevant to you in light of your personal investment circumstances or if you receive special treatment under the federal income tax laws because you are a financial institution, insurance company, tax-exempt organization, broker-dealer or foreign taxpayer. This summary does not discuss any aspects of other federal taxes or state, local or foreign tax law and assumes that you hold and will continue to hold your outstanding notes for investment as capital assets under the Internal Revenue Code of 1986. You are advised to consult your tax advisors as to the specific tax consequences of exchanging your outstanding notes, including the application and effect of federal, state, local and foreign income and other tax laws.

     An exchange of your outstanding notes for registered notes should not be treated as an event in which gain or loss, if any, is realized for federal income tax purposes, because the terms of your registered notes do not differ materially in kind or extent from the terms of your outstanding notes. As a result, you should not recognize any gain or loss for federal income tax purposes if you participate in the exchange offer, and the registered notes received in the exchange offer should be treated as a continuation of your outstanding notes surrendered in the exchange offer. You should have the same basis and holding period in your registered notes as you had in your outstanding old notes.


                                  LEGAL MATTERS


     Cahill Gordon & Reindel, New York, New York will pass upon the legal matters on the validity of the registered notes being offered hereby.


                                     EXPERTS


     The consolidated financial statements and schedules of Protection One, Inc. as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 appearing in its annual report (Form 10-K) for the year ended December 31, 2000, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports.


                       WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement with the SEC under the Securities Act for the registered notes. This prospectus does not include all of the information included in the registration statement. The registration statement includes exhibits and schedules containing documents and information about us that you may find important. You should read these exhibits and schedules for a more complete understanding of the document or matter involved. You can read or copy the complete registration statement and its exhibits and schedules at the public reference section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World

Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. You may call the SEC at 1-800-SEC-0330 for further information on its public reference rooms or visit the SEC's web site at http://www.sec.gov which contains reports, proxy and information statements and other information filed electronically with the SEC.

     We are required to file annual, quarterly and special reports with the SEC. The indenture governing your notes requires us to prepare and deliver copies of these reports and other information to you upon your request, at no cost to you.


                      INFORMATION INCORPORATED BY REFERENCE


     The SEC allows us to "incorporate by reference" the information we file with them, meaning that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed later with the SEC will update and supersede the information then on file. We incorporate by reference the annual report on Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001.

     This prospectus is accompanied by a copy of our Form 10-K which is attached hereto as Appendix A. Supplements and amendments to the Form 10-K and reports on Forms 10-Q or 8-K subsequent to the Form 10-K that we file with the SEC prior to the expiration date will also be furnished to you and incorporated in this prospectus by reference. On the request of any person to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the other documents incorporated by reference, other than exhibits to those documents that are not specifically incorporated by reference. Written requests for copies should be directed to Protection One Alarm Monitoring, Inc., 818 S. Kansas Avenue, Topeka, Kansas 66612, phone (785) 575-1707, Attention: Secretary.

     You should rely only on the information incorporated by reference or provided in this prospectus . We have not authorized anyone to provide you with different or additional information. We are not making an offer to exchange any notes in any state or country where the exchange offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

================================================================================







                        OFFER TO EXCHANGE ALL OUTSTANDING
                           8 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2009
                                       FOR
                       8 1/8% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2009
                    OF PROTECTION ONE ALARM MONITORING, INC.
                          UNCONDITIONALLY GUARANTEED BY
                            PROTECTION ONE, INC. AND
                    NETWORK MULTI-FAMILY SECURITY CORPORATION

                             -----------------------
                                   PROSPECTUS
                             -----------------------


                                                                         ,  2001


NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE, OR A SOLICITATION OF AN OFFER TO EXCHANGE, ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR ANY OFFER TO EXCHANGE OR A SOLICITATION OF AN OFFER TO EXCHANGE THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS FOUND IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.








================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Certificates of Incorporation and the Bylaws of Protection One, Inc., Protection One Alarm Monitoring, Inc. and Network Multi-Family Security Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). Under the provisions of Section 145 of the DGCL, each of Protection One, Inc. and Protection One Alarm Monitoring, Inc. has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the company against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The power to indemnify under the DGCL only applies if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


     Indemnification is not available if the person has been adjudged to have been liable to Protection One Alarm Monitoring, Inc., unless and only to the extent that the Court of Chancery or the court in the action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for the expenses as the court shall deem proper. The statutes also expressly provide that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The above discussion of the Certificates of Incorporation and Bylaws of Protection One, Inc., Protection One Alarm Monitoring, Inc. and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by reference thereto.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Protection One, Inc. and Protection One Alarm Monitoring, Inc. under the foregoing provisions, or otherwise, Protection One, Inc. and Protection One Alarm Monitoring, Inc. have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of Protection One, Inc. or Protection One Alarm Monitoring in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Protection One, Inc. and Protection One Alarm Monitoring, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits:


Exhibit No.             Description

2.1 Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement"), between Western Resources and Protection One, Inc. ("POI") (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring, Inc. ("Monitoring") dated July 30, 1997 (the "July 1997 Form 8-K")). The Common File Number of POI is 0-24780. The Common File Number of Monitoring is 33-73002-01.

2.2 Amendment No. 1 dated October 2, 1997, to the Contribution Agreement (incorporated by reference to Exhibit 99.1 to the Current Report of Form 8-K filed by POI and Monitoring dated October 2, 1997).

2.3 Amendment No. 2 dated February 29, 2000 to the Contribution Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by POI and Monitoring dated February 29, 2000).

3.1 Fifth Amended and Restated Certificate of Incorporation of POI, as amended (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended September 30, 1997 (the "Fiscal 1997 Form 10-K")).

3.2 Amendment dated as of November 24, 1997 to Fifth Amended and Restated Certificate of Incorporation of POI.

3.3 By-laws of POI (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by POI and Monitoring for the quarter ended March 31, 1996).

3.4 Certificate of Incorporation of Monitoring, as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (Registration Number 333-09401) originally filed by Monitoring and, inter alia, POI on August 1,1996 (the "August 1996 Form S-3")).

3.5 Bylaws of Monitoring (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by POI and, inter alia, Monitoring for the year ended September 30, 1994).

4.1 Indenture dated as of May 17, 1995, among Monitoring, as Issuer, POI, inter alia, as Guarantor, and The First National Bank of Boston ("FNBB"), as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 33-94684) originally filed by POI and, inter alia, Monitoring on July 18, 1995 (the "1995 Form S-4")).

4.2 First Supplemental Indenture dated as of July 26, 1996, among Monitoring, as Issuer, POI, inter alia, as Guarantor and State Street Bank and Trust Company ("SSBTC") as successor to FNBB as Trustee (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended September 30, 1996 (the "Fiscal 1996 Form 10-K")).

4.3 Second Supplemental Indenture dated as of October 28, 1996, among Monitoring as Issuer, POI inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.3 to the Fiscal 1996 Form 10-K)).

4.4 Third Supplemental Indenture dated as of February 14, 2000 among Monitoring as Issuer, POI inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended December 31, 2000 (the "Fiscal 2000 Form 10-K")).

4.5 Subordinated Debt Shelf Indenture dated as of August 29, 1996, among Monitoring as Issuer, POI as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.3 to the August 1996 Form S-3).

4.6 Supplemental Indenture No. 1 dated as of September 20, 1996, among Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by POI and Monitoring and dated September 20,1996 (the "September 1996 Form 8-K")).

4.7 Supplemental Indenture No. 2 dated as of October 28, 1996, among Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.6 to the Fiscal 1996 Form 10- K). 4.8 Supplemental Indenture No. 3 dated as of February 14, 2000, among Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.8 to the "Fiscal 2000 Form 10- K").

4.9 Indenture, dated as of August 17, 1998, among Monitoring, as issuer, POI as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by POI and Monitoring on September 22, 1998).

4.10 Indenture governing the 8 1/8% Senior Subordinated Notes due 2009, dated as of December 21, 1998, among Monitoring, as issuer, POI, as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.8 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended December 31, 1998 (the "Fiscal 1998 Form 10-K")).

4.11 Form of 8 1/8% Senior Subordinated Note due 2009 of Monitoring (included in exhibit 4.10 hereto).

5.1 Legal opinion of Cahill Gordon & Reindel as to the validity of the registered notes.

10.1 Stock Purchase Warrant dated as of September 16, 1991, issued by POI to Merita Bank, Ltd. (formerly Kansallis-Osake-Pankki) (incorporated by reference to Exhibit 10.25 to the Quarterly Report on Form 10-Q filed by POI and, inter alia, Monitoring for the quarter ended March 31, 1994).

10.2 Warrant Agreement dated as of November 3, 1993, between Monitoring and United States Trust Company of New York, as Warrant Agent (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (Registration Statement 33-73002) originally filed by POI, Monitoring and certain former subsidiaries of Monitoring on December 15, 1993 (the "1993 Form S-4")).

10.3 Registration Rights Agreement dated as of November 3, 1993, among Monitoring, POI, certain former subsidiaries of Monitoring and Bear, Stearns & Co., Inc. (incorporated = by reference to Exhibit 4.4 to the 1993 Form S-4).

10.4 Warrant Agreement dated as of May 17, 1995, between POI and
     The First National Bank of Boston, as Warrant Agent (incorporated by reference to Exhibit 10.40 to the 1995 Form S-4).

10.5 Employment Agreement dated as of November 24, 1997, between Protection One and John E. Mack, III (incorporated by reference to Exhibit 10.6 to the November 1997 Form 8-K).

10.6 1994 Stock Option Plan of POI, as amended (incorporated by reference to
     Exhibit 10.23 to the Fiscal 1996 Form 10-K).

10.7 1997 Long-Term Incentive Plan of POI (incorporated by reference to Appendix F to POI's proxy statement dated November 7, 1997).

10.8 Notes Registration Rights Agreement dated as of May 17, 1995, among POI, Monitoring, Morgan Stanley & Co., Incorporated and Montgomery Securities (incorporated by reference to Exhibit 4.2 to the 1995 Form S-4).

10.9 Revolving Credit Agreement among Monitoring, borrower, NationsBank, N.A., administrative agent, First Union National Bank, syndication agent, Toronto Dominion (Texas), Inc., documentation agent, and Lenders named therein, dated December 21, 1998 (the "Revolving Credit Agreement") (incorporated by reference to Exhibit 10.11 to the Fiscal 1998 Form 10-K).

10.10 First Amendment to the Revolving Credit Agreement, dated as of February 26, 1999 (incorporated by reference to Exhibit 10.12 to the Fiscal 1998 Form 10-K).

10.11 Agreement, dated as of February 29, 2000, by and among POI, Monitoring, and Westar Industries, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by POI and Monitoring dated February 29, 2000).

10.12 Second Amendment of Credit Agreement, effective as of February 29, 2000, between Monitoring and Westar Industries, Inc., as Administrative Agent and a Lender (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by POI and Monitoring dated February 29, 2000).

10.13 Registration Rights Agreement governing the 8 1/8% Senior Subordinated Notes due 2009, dated December 21, 1998, among Monitoring, POI and various subsidiary guarantors and Morgan Stanley & Co. Incorporated, Chase Securities Inc.; First Union Capital Markets, NationsBanc Montgomery Securities LLC and TD Securities (USA), Inc. (the "Placement Agents") (incorporated by reference to Exhibit 99.2 to the Fiscal 1998 Form 10-K).

10.14 Form of Change of Control Agreement with Annette M. Beck and Anthony Somma (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended December 31, 1999 (the "Fiscal 1999 Form 10-K"))

10.15 Third Amendment to the Revolving Credit Agreement, dated as of January 2, 2001, between Monitoring and Westar Industries, Inc., as Administrative Agent and as a Lender (incorporated by reference to Exhibit 10.15 to the Fiscal 2000 Form 10-K).

10.16 Fourth Amendment to the Revolving Credit Agreement, dated as of February 28, 2001, between Monitoring and Westar Industries, Inc., as Administrative Agent and as a Lender (incorporated by reference to Exhibit 10.16 to the Fiscal 2000 Form 10-K).

12.1 Statement regarding Computation of Earnings to Fixed Charges.

16.1 Letter from Coopers & Lybrand to the Securities and Exchange Commission re:
     Change in Certifying Accountant (incorporated by reference to Exhibit 16 to Amendment No. 1 to the Current Report on Form 8-K filed by POI and Monitoring dated February 5, 1998).

21.1 Subsidiaries of POI and Monitoring (incorporated by reference to Exhibit 21 to the Fiscal 2000 Form 10-K).

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

24.1 Powers of Attorney (previously filed on the signature pages of this registration statement).

25.1 Statement of Eligibility of Trustee.

99.1 Promissory Note to Westar Capital, Inc. (incorporated by reference to
     Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Monitoring on March 17, 1998).

99.2 Placement Agreement, dated December 16, 1998, among Monitoring, POI and various subsidiary guarantors and the Placement Agents (incorporated by reference to Exhibit 99.3 to the 1998 Form 10-K).

99.3 Form of Letter of Transmittal.

99.4 Form of Notice of Guaranteed Delivery.

ITEM 22.  UNDERTAKINGS.

     The undersigned Co-Registrants hereby undertake:

     (1) That, for purposes of determining any liability under the Securities Act, each filing of each Co-Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where, applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To respond to requests for information that is incorporated by reference into the prospectus under Items 4, 10, 11, or 13 of this form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

     (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Under the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on April 13, 2001.

                                 PROTECTION ONE, INC.
                                 PROTECTION ONE ALARM MONITORING, INC.
                                  By:  /s/  ANTHONY D. SOMMA
                                       ----------------------------------------
                                       Anthony D. Somma
                                       Chief  Financial Officer,
                                       Secretary and Treasurer

                                POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of Annette M. Beck and Anthony D. Somma, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Protection One, Inc. and Protection One Alarm Monitoring, Inc., or on behalf of the undersigned as a director or officer of Protection One, Inc. and Protection One Alarm Monitoring, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Under the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                  Title                                      Date

/s/  DOUGLAS T. LAKE                         Chairman of the Board                          April 13, 2001
---------------------------------------
Douglas T. Lake

/s/ ANNETTE M. BECK                          President and Chief Executive Officer          April  13, 2001
---------------------------------------      (Principal Executive Officer)
 Annette M. Beck

/s/  ANTHONY D. SOMMA                        Chief Financial Officer, Secretary             April  13, 2001
---------------------------------------        and Treasurer (Principal Financial and
 Anthony D. Somma                              Accounting Officer)


            *                                Director                                       April  13, 2001
---------------------------------------
Howard A. Christensen

/s/ MARIA DE LOURDES DUKE                    Director                                       April 13, 2001
---------------------------------------
Maria de Lourdes Duke

            *                                Director                                       April  13, 2001
---------------------------------------
Ben M. Enis

---------------------------------------      Director
Richard Ginsburg

                                             Director
---------------------------------------
 Donald A. Johnston

/s/ CARL M. KOUPAL, JR.                      Director                                       April  13, 2001
---------------------------------------
Carl M. Koupal, Jr.

                                             Director
---------------------------------------
 John H. Robinson

/s/  RITA A. SHARPE                          Director                                       April  13, 2001
---------------------------------------
 Rita A. Sharpe

/s/  STEVEN V. WILLIAMS                      Director                                       April  13, 2001
---------------------------------------
 Steven V. Williams

           *                                 Director                                       April  13, 2001
---------------------------------------
James Q. Wilson

----------

* Pursuant to Power of Attorney filed
  with the SEC as Exhibit 24.1


By:  /s/ Anthony D. Somma                    Attorney-in-Fact                               April 13, 2001
    -----------------------------------
    Antonhy D. Somma





                                   SIGNATURES


     Under the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on April 13, 2001.


NETWORK MULTI-FAMILY SECURITY CORPORATION



By: /s/  STEVEN V. WILLIAMS
    ---------------------------------------
      Steven V. Williams

     President


                                POWER OF ATTORNEY


     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of Annette M. Beck and Anthony D. Somma, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Network Multi-Family Security Corporation, or on behalf of the undersigned as a director or officer of Network Multi-Family Security Corporation, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Under the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  STEVEN V. WILLIAMS                      President and Director                         April 13, 2001
--------------------------------------         (Principal Executive Officer)
Steven V. Williams

/s/ STEVE PARKER                              Vice President and Treasurer                   April 13, 2001
---------------------------------------         (Principal Financial and Accounting
Steve Parker                                    Officer)


/s/ ANNETTE M. BECK                           Director                                       April 13, 2001
---------------------------------------
Annette M. Beck

/s/ ANTHONY D. SOMMA                          Director                                       April 13, 2001
---------------------------------------
Anthony D. Somma

                                  EXHIBIT INDEX


Exhibit No.               Description

2.1 Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement"), between Western Resources and Protection One, Inc. ("POI") (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by POI and Protection One Alarm Monitoring, Inc. ("Monitoring") dated July 30, 1997 (the "July 1997 Form 8-K")). The Common File Number of POI is 0-24780. The Common File Number of Monitoring is 33-73002-01.

2.2 Amendment No. 1 dated October 2, 1997, to the Contribution Agreement (incorporated by reference to Exhibit 99.1 to the Current Report of Form 8-K filed by POI and Monitoring dated October 2, 1997).

2.3 Amendment No. 2 dated February 29, 2000 to the Contribution Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by POI and Monitoring dated February 29, 2000).

3.1 Fifth Amended and Restated Certificate of Incorporation of POI, as amended (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended September 30, 1997 (the "Fiscal 1997 Form 10-K")).

3.2 Amendment dated as of November 24, 1997 to Fifth Amended and Restated Certificate of Incorporation of POI.

3.3 By-laws of POI (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by POI and Monitoring for the quarter ended March 31, 1996).

3.4 Certificate of Incorporation of Monitoring, as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (Registration Number 333-09401) originally filed by Monitoring and, inter alia, POI on August 1,1996 (the "August 1996 Form S-3")).

3.5 Bylaws of Monitoring (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by POI and, inter alia, Monitoring for the year ended September 30, 1994).

4.1 Indenture dated as of May 17, 1995, among Monitoring, as Issuer, POI, inter alia, as Guarantor, and The First National Bank of Boston ("FNBB"), as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 33-94684) originally filed by POI and, inter alia, Monitoring on July 18, 1995 (the "1995 Form S-4")).

4.2 First Supplemental Indenture dated as of July 26, 1996, among Monitoring, as Issuer, POI, inter alia, as Guarantor and State Street Bank and Trust Company ("SSBTC") as successor to FNBB as Trustee (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended September 30, 1996 (the "Fiscal 1996 Form 10-K")).

4.3 Second Supplemental Indenture dated as of October 28, 1996, among Monitoring as Issuer, POI inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.3 to the Fiscal 1996 Form 10-K)).

4.4 Third Supplemental Indenture dated as of February 14, 2000 among Monitoring as Issuer, POI inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended December 31, 2000 (the "Fiscal 2000 Form 10-K")).

4.5 Subordinated Debt Shelf Indenture dated as of August 29, 1996, among Monitoring as Issuer, POI as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.3 to the August 1996 Form S-3).

4.6 Supplemental Indenture No. 1 dated as of September 20, 1996, among Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by POI and Monitoring and dated September 20,1996 (the "September 1996 Form 8-K")).

4.7 Supplemental Indenture No. 2 dated as of October 28, 1996, among Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.6 to the Fiscal 1996 Form 10-K).

4.8 Supplemental Indenture No. 3 dated as of February 14, 2000, among Monitoring as Issuer, POI, inter alia, as Guarantor and SSBTC as Trustee (incorporated by reference to Exhibit 4.8 to the "Fiscal 2000 Form 10-K").

4.9 Indenture, dated as of August 17, 1998, among Monitoring, as issuer, POI as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by POI and Monitoring on September 22, 1998).

4.10 Indenture governing the 8 1/8% Senior Subordinated Notes due 2009, dated as of December 21, 1998, among Monitoring, as issuer, POI, as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.8 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended December 31, 1998 (the "Fiscal 1998 Form 10-K")).

4.11 Form of 8 1/8% Senior Subordinated Note due 2009 of Monitoring (included in exhibit 4.10 hereto).

5.1 Legal opinion of Cahill Gordon & Reindel as to the validity of the registered notes.

10.1 Stock Purchase Warrant dated as of September 16, 1991, issued by POI to Merita Bank, Ltd. (formerly Kansallis-Osake-Pankki) (incorporated by reference to Exhibit 10.25 to the Quarterly Report on Form 10-Q filed by POI and, inter alia, Monitoring for the quarter ended March 31, 1994).

10.2 Warrant Agreement dated as of November 3, 1993, between Monitoring and United States Trust Company of New York, as Warrant Agent (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (Registration Statement 33-73002) originally filed by POI, Monitoring and certain former subsidiaries of Monitoring on December 15, 1993 (the "1993 Form S-4")).

10.3 Registration Rights Agreement dated as of November 3, 1993, among Monitoring, POI, certain former subsidiaries of Monitoring and Bear, Stearns & Co., Inc. (incorporated by reference to Exhibit 4.4 to the 1993 Form S-4).

10.4 Warrant Agreement dated as of May 17, 1995, between POI and The First National Bank of Boston, as Warrant Agent (incorporated by reference to
     Exhibit 10.40 to the 1995 Form S-4).

10.5 Employment Agreement dated as of November 24, 1997, between Protection One and John E. Mack, III (incorporated by reference to Exhibit 10.6 to the November 1997 Form 8-K).

10.6 1994 Stock Option Plan of POI, as amended (incorporated by reference to
     Exhibit 10.23 to the Fiscal 1996 Form 10-K).

10.7 1997 Long-Term Incentive Plan of POI (incorporated by reference to Appendix F to POI's proxy statement dated November 7, 1997).

10.8 Notes Registration Rights Agreement dated as of May 17, 1995, among POI, Monitoring, Morgan Stanley & Co., Incorporated and Montgomery Securities (incorporated by reference to Exhibit 4.2 to the 1995 Form S-4).

10.9 Revolving Credit Agreement among Monitoring, borrower, NationsBank, N.A., administrative agent, First Union National Bank, syndication agent, Toronto Dominion (Texas), Inc., documentation agent, and Lenders named therein, dated December 21, 1998 (the "Revolving Credit Agreement") (incorporated by reference to Exhibit 10.11 to the Fiscal 1998 Form 10-K).

10.10 First Amendment to the Revolving Credit Agreement, dated as of February 26, 1999 (incorporated by reference to Exhibit 10.12 to the Fiscal 1998 Form 10-K).

10.11 Agreement, dated as of February 29, 2000, by and among POI, Monitoring, and Westar Industries, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by POI and Monitoring dated February 29, 2000).

10.12 Second Amendment of Credit Agreement, effective as of February 29, 2000, between Monitoring and Westar Industries, Inc., as Administrative Agent and a Lender (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by POI and Monitoring dated February 29, 2000).

10.13 Registration Rights Agreement governing the 8 1/8% Senior Subordinated Notes due 2009, dated December 21, 1998, among Monitoring, POI and various subsidiary guarantors and Morgan Stanley & Co. Incorporated, Chase Securities Inc.; First Union Capital Markets, NationsBanc Montgomery Securities LLC and TD Securities (USA), Inc. (the "Placement Agents") (incorporated by reference to Exhibit 99.2 to the Fiscal 1998 Form 10-K).

10.14 Form of Change of Control Agreement with Annette M. Beck and Anthony Somma (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K filed by POI and Monitoring for the year ended December 31, 1999 (the "Fiscal 1999 Form 10-K"))

10.15 Third Amendment to the Revolving Credit Agreement, dated as of January 2, 2001, between Monitoring and Westar Industries, Inc., as Administrative Agent and as a Lender (incorporated by reference to Exhibit 10.15 to the Fiscal 2000 Form 10-K).

10.16 Fourth Amendment to the Revolving Credit Agreement, dated as of February 28, 2001, between Monitoring and Westar Industries, Inc., as Administrative Agent and as a Lender (incorporated by reference to Exhibit 10.16 to the Fiscal 2000 Form 10-K).

12.1 Statement regarding Computation of Earnings to Fixed Charges.

16.1 Letter from Coopers & Lybrand to the Securities and Exchange Commission re:
     Change in Certifying Accountant (incorporated by reference to Exhibit 16 to Amendment No. 1 to the Current Report on Form 8-K filed by POI and Monitoring dated February 5, 1998).

21.1 Subsidiaries of POI and Monitoring (incorporated by reference to Exhibit 21 to the Fiscal 2000 Form 10-K).

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

24.1 Powers of Attorney (previously filed on the signature pages of this registration statement).

25.1 Statement of Eligibility of Trustee.

99.1 Promissory Note to Westar Capital, Inc. (incorporated by reference to
     Exhibit 99.1 to the Current Report on Form 8-K filed by POI and Monitoring on March 17, 1998).

99.2 Placement Agreement, dated December 16, 1998, among Monitoring, POI and various subsidiary guarantors and the Placement Agents (incorporated by reference to Exhibit 99.3 to the 1998 Form 10-K).

99.3 Form of Letter of Transmittal.

99.4 Form of Notice of Guaranteed Delivery.